EXHIBIT 10.22

BELLINGHAM EXECUTION AGREEMENT

THIS BELLINGHAM EXECUTION AGREEMENT (the “Agreement”) is entered into as of August 19, 2004 (the “Contract Date”), between Boston Edison Company (“BECo”) and Commonwealth Electric Company (“CECo”) (BECo and CECo each, a “Utility”, jointly, the “Utilities”) and Northeast Energy Associates, A Limited Partnership, a Massachusetts limited partnership (“NEA”). The Utilities and NEA are sometimes referred to individually in this Agreement as a “Party” and collectively as the “Parties.”

RECITALS

A. The Utilities and NEA are parties to certain Power Purchase Agreements, as amended, and as set forth in Schedule A hereof (individually, BECo A, BECo B, CECo 1, CECo 2, collectively, the “Power Purchase Agreements”) pursuant to which the Utilities purchase from NEA contract capacity and the associated energy generated by NEA’s Bellingham power generation facility (the “Facility”). On October 17, 2003, Utilities requested the submission of proposals regarding the transfer of entitlements to certain power purchase agreements. In response, on December 3, 2003, NEA proposed the restructuring of the Power Purchase Agreements. The implementation of the agreement of the Parties with respect to the Utilities’ request for proposals and NEA’s proposal for the restructuring of the Power Purchase Agreements is effectuated by the provisions of this Agreement, including the Interim Amount Adjustments (as hereinafter defined), and the Amended and Restated Power Purchase Agreements (as hereinafter defined).

B. In connection with a financing relating to the Facility and a nominal 300 MW natural gas-fired electrical and steam generating plant owned by North Jersey Energy Associates, A Limited Partnership (“NJEA”) in the town of Sayreville, New Jersey (the “Sayreville Facility”), ESI Tractebel Funding Corp., a Delaware corporation (formerly IEC Funding Corporation) (“ESI Funding”) issued its senior secured securities (the “Senior Secured Notes”) pursuant to that certain Trust Indenture, dated as of November 15, 1994, among ESI Funding, NEA, NJEA and State Street Bank and Trust Company, as trustee (the “Senior Trustee”), as supplemented by that certain First Supplemental Indenture dated as of November 15, 1994, and that certain Second Supplemental Trust Indenture dated as of January 14, 1998, (collectively, the “Senior Indenture”). As part of the security for the Senior Secured Notes, NEA collaterally assigned its right, title and interest in and to the Power Purchase Agreements to the Senior Trustee on behalf of the holders of the Senior Secured Notes (the “Senior Note Holders”), and pledged all of the revenues received under, and granted a priority perfected security interest in, the Power Purchase Agreements to the Senior Trustee on behalf of the holders of the Senior Note Holders pursuant to the Senior Indenture and related security documents. The Senior Secured Notes are also secured by NEA’s interests in the Facility and its related revenue-generating agreements.

C. In connection with an additional financing to, among other purposes, acquire and provide additional capital for the Facility and the Sayreville Facility, ESI Tractebel Acquisition Corp., a Delaware corporation (“ESI Acquisition,” and together with ESI Funding, the “Issuers”) issued its secured securities (the “Junior Secured Notes”) pursuant to that certain Indenture, dated as of February 19, 1998, among ESI Acquisition, Northeast Energy, LP, a Delaware limited partnership (“NELP”) and Northeast Energy, LLC, a Delaware limited liability company (“NELLC”) directly and wholly owned by NELP, and State Street

Bank and Trust Company, as trustee (the “Junior Trustee”), as supplemented by that certain First Supplemental Indenture dated as of February 19, 1998, (collectively, the “Junior Indenture”). The Junior Secured Notes are payable by NELP from distributions to it by NEA and NJEA.

D. Simultaneously with the execution of this Agreement, the Utilities and NEA have executed and delivered amended and restated power purchase agreements (attached hereto as Schedule D and, as amended by the New PPA Amendments (as hereinafter defined), if any, collectively, the “Amended and Restated Power Purchase Agreements”) to provide, among other things, that NEA will sell and deliver and the Utilities will purchase and receive certain energy and a stated amount of capacity from the Facility and/or from sources other than the Facility. The Amended and Restated Power Purchase Agreements, the agreements and documents described in Section 2.2 hereof to which either or both of the Utilities is a party and the other certificates, instruments and documents to be delivered by the Utilities to consummate the Transactions (as hereinafter defined) and perform its obligations as contemplated hereby and thereby are collectively referred to as the “NSTAR Documents ”.

E. NEA will collaterally assign all of its rights under the Amended and Restated Power Purchase Agreements to the Senior Trustee on behalf of the Senior Note Holders as collateral security for the Senior Secured Notes pursuant to the “Assignment Agreement”.

F. On the Closing Date (as hereinafter defined): (1) the Amended and Restated Power Purchase Agreements will become effective in accordance with their terms, superceding the Power Purchase Agreements and (2) the collateral assignment contemplated by the Assignment Agreement will occur. The foregoing (and any necessary transactions between NEA and the Utilities incident to any of them) shall collectively be referred to herein as the “Transactions”.

G. The Closing Date will not occur until the Massachusetts Department of Telecommunications and Energy (the “MDTE”) has approved this Agreement, the Amended and Restated Power Purchase Agreements, and the Transactions, in each case, by a written decision (herein, the “MDTE Order”) that: (1) is reasonably acceptable in form and substance to the Utilities and NEA; (2) is final and non-appealable, unless such condition is waived in writing by the Parties (the “Final Decision”): and (3) includes the findings set forth in Schedule G hereof (the “Required Findings”). The date on which the MDTE Order containing the Required Findings becomes the Final Decision is referred to herein as the “Final Order Date.” The date on which the Utilities shall cause the Petition (as hereinafter defined) to be filed with the MDTE is referred to herein as the “Filing Date”.

H. The Parties believe that the consummation of the Transactions on the terms set forth herein and in the Execution Documents (as hereinafter defined) is in their respective best interests.

NOW, THEREFORE, in consideration of the foregoing and of the agreements contained herein, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

In addition to terms defined in the introductory paragraph to this Agreement, the following terms shall have the meanings set forth below:

“Adjusted Bid Price Amount” shall mean the Initial NEA Bid Price Amount plus the Bid Date On-Peak Energy Cost, minus the Calculation Date On-Peak Energy Cost. The Adjusted Bid Price Amount will be calculated and agreed to by the Parties on the Calculation Date.

(i)	Schedule 1 to this Agreement sets forth specific numerical values used to calculate various components of the Bid Date On-Peak Energy Cost and the Calculation Date On-Peak Energy Cost as well as sample numerical values used to calculate a sample Bid Date On-Peak Energy Cost and a sample Calculation Date On-Peak Energy Cost, which sample values shall be replaced with actual values for the Bid Date On-Peak Energy Cost and the Calculation Date On-Peak Energy Cost as of the Calculation Date in order to calculate the actual Adjusted Bid Price Amount, which shall be calculated and set forth on Schedule 1.5. The Parties acknowledge and agree that the mathematical operations (addition, subtraction, multiplication and division) performed on the numerical values contained or to be contained in Schedules 1 and 1.5 in order to calculate the Adjusted Bid Price Amount are embedded as functions in a Microsoft Excel spreadsheet, a copy of which has been provided to each Party.

(ii)	It is the intent of the Parties that the provisions of this Agreement shall be construed consistently with Schedules 1 and 1.5 and the sample calculations contained therein, and that together such provisions and schedules shall embody the agreement of the Parties with respect to the calculation of the Adjusted Bid Price Amount.

“Affiliate” shall mean, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries’ controls, is controlled by, or is under common control with, such first Person. As used in this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Amended and Restated Power Purchase Agreements” shall have the meaning set forth in the Recitals.

“Assignment Agreement” shall have the meaning set forth in the Recitals.

“Audit” shall have the meaning set forth in Section 5.2(c).

“BECo A” shall have the meaning set forth in Schedule A.

“BECo B” shall have the meaning set forth in Schedule A.

“Bid Date Gas Price” shall mean, for any month during the Term, the price of natural gas for such months as set forth in Schedule 1.

“Bid Date On-Peak Energy Cost” shall mean the present value of the monthly Bid Date On-Peak Energy Cost for each month in the Term, which shall be calculated on the Calculation Date, pursuant to which (a) for each month during the Term, the monthly Bid Date On-Peak Energy Cost, expressed in dollars, will equal the product of (i) the applicable monthly Bid Date Gas Price, expressed in $/MMBtu, (ii) 8.6 MMBtu/MWh, and (iii) the applicable aggregate monthly volume of On-Peak MWh as set forth in Schedule 1 and (b) the present value of the monthly Bid Date On-Peak Energy Cost will be discounted to April 1, 2004, at an annual discount factor of 8.1%.

“Business Day” shall mean any day that is not a Saturday, Sunday, or NERC Holiday.

“Calculation Date” shall mean the Business Day immediately prior to the Closing Date.

“Calculation Date On-Peak Energy Cost” shall mean the present value of the monthly Calculation Date On-Peak Energy Cost for each month in the Term, which shall be calculated on the Calculation Date, pursuant to which (a) for each month during the Term, the monthly Calculation Date On-Peak Energy Cost, expressed in dollars, will equal the product of (i) the applicable monthly Forward NYMEX Gas Price, expressed in $/MMBtu, (ii) 8.6 MMBtu/MWh, and (iii) the applicable aggregate monthly volume of On-Peak MWh as set forth in Schedule 1 and (b) the present value of the monthly Calculation Date On-Peak Energy Cost will be discounted to April 1, 2004, at an annual discount factor of 8.1%.

“CECo 1” shall have the meaning set forth in Schedule A.

“CECo 2” shall have the meaning set forth in Schedule A.

“Closing Date” shall have the meaning set forth in Section 2.2.

“Closing Date Amount” shall mean the sum of (a) through (g) below. The amounts in (b) through (g) result from the calculations described therein and performed on the Calculation Date for each calendar month (or portion of a calendar month) during the Interim Period:

(a) $27,747,383.90, plus

(b) the product of (i) the Net Delivered MWhs delivered from the Facility in that month plus any Interim Period Make Up Delivery, but in no event an energy quantity greater than the aggregate of the Interim Period On-Peak Delivery Quantities and Interim Period Off-Peak Delivery Quantities and (ii) the Interim Period Support Payment Rate, plus

(c) the product of (i) the Net Delivered MWhs delivered from the Facility during On-Peak Hours at the applicable Interim Period Delivery Points up to the Interim Period On-Peak Delivery Quantities, and (ii) the Interim Period On-Peak Energy Price at the applicable Interim Period Delivery Point, expressed as a $/MWh, plus

(d) the product of (i) the Net Delivered MWhs delivered from the Facility during On-Peak Hours at the applicable Interim Period Delivery Points in excess of the Interim Period On-Peak Delivery Quantities and (ii) the applicable hourly DAM LMP Prices at the applicable Interim Period Delivery Points, expressed as a $/MWh, plus

(e) the product of (i) the Net Delivered MWhs delivered from the Facility during Off-Peak Hours at the applicable Interim Period Delivery Points and (ii) the applicable hourly DAM LMP Prices at the applicable Interim Period Delivery Points, plus

(f) the product of (i) a price, expressed in dollars per MW-month and determined in accordance with the procedure set forth in Section 4.1(b) of the Amended and Restated Power Purchase Agreements and (ii) the quantity of capacity, expressed in units of MW, delivered under the Power Purchase Agreements during such month, minus

(g) any amounts actually paid by the Utilities to NEA under the Power Purchase Agreements during such month;

provided, that where applicable, a good faith estimate will be made of the amounts under clauses (a) through (g), above, which amounts will be adjusted in the next billing cycle to reflect actual calculations performed promptly after the Contract Date in the case of (a) above or after the Closing Date in the case of (b) through (g) above. Prior to the Closing Date, the Utilities and NEA shall, at the request of either Party, exchange sample calculations of the Closing Date Amount.

“Closing Payment” shall have the meaning set forth in Section 5.5.

“Consent to Collateral Assignment” shall have the meaning set forth in Section 2.2(b)(iii).

“Contract Date” shall have the meaning set forth in the Preamble.

“DAM LMP Prices” in any hour for any node in NEPOOL shall mean the LMP prices resulting from the Day-Ahead Energy Market.

“Day-Ahead Energy Market” or “DAM” shall have the meaning as set forth in that certain Manual for Definitions and Abbreviations prepared by ISO, as may be amended from time to time.

“Data” shall have the meaning set forth in Section 5.4(b).

“Deadline” shall mean March 31, 2005.

“Effective Time” shall mean 11:59 PM EPT on the Closing Date.

“EPT” shall mean either Eastern Standard Time or Eastern Daylight Savings Time, as in effect from time to time.

“ESI Acquisition” shall have the meaning set forth in the Recitals.

“ESI Funding” shall have the meaning set forth in the Recitals.

“Execution Documents” shall mean, collectively, this Agreement, together with the Schedules hereto, the Amended and Restated Power Purchase Agreements, that certain Stipulation of Agreement of Non-Disclosure of Confidential or Protected Information entered into between the Parties, and any amendments to any of these documents made after the Contract Date.

“Existing Prices” shall mean the prices for energy and capacity set forth in the Power Purchase Agreements, as applicable.

“Facility” shall have the meaning set forth in the Recitals.

“FERC” shall mean the United States Federal Energy Regulatory Commission and shall include its successors.

“Filing Date” shall have the meaning set forth in the Recitals.

“Final Decision” shall have the meaning set forth in the Recitals.

“Final Order Date” shall have the meaning set forth in the Recitals.

“Forward NYMEX Gas Price” shall mean, for any month during the Term, the forward price for natural gas delivered to the Henry Hub for such month as posted by NYMEX as of the close of trading on the trading day immediately preceding the Calculation Date. With respect to any calendar month during the Term for which no such price is posted by NYMEX, the Forward NYMEX Gas Price will be such price posted by NYMEX for the same calendar month of the latest year for which such a forward price is posted by NYMEX.

“Gas Transactions” shall mean natural gas wholesale transactions.

“Initial NEA Bid Price Amount” shall mean negative $12,566,453.

“Interim Amount Adjustments” shall mean the Closing Date Amount paid pursuant to Section 5.4.

“Interim Period” shall mean the period commencing with the hour ending 0100 EPT on the day immediately following the Contract Date and ending on, and including, the earlier of (a) the Closing Date and (b) the Deadline.

“Interim Period Delivery Points” shall mean the delivery points for the delivery of energy by NEA to the Utilities during the Interim Period, which shall be the same delivery points as the delivery points under the applicable Power Purchase Agreement, as shown on attached Schedule 5.3 hereto.

“Interim Period Delivery Rate” shall mean the hourly rates during each month of the Interim Period at which NEA is projected to deliver energy to the Utilities at each of the Interim Period Delivery Points, expressed in MW and as set forth on Schedule 5.3.

“Interim Period Make Up Delivery” shall have the meaning set forth in Section 5.4(a).

“Interim Period Off-Peak Delivery Quantities” shall mean the monthly aggregate quantities of Off-Peak Hours energy that NEA is projected to deliver to the Utilities at each of the Interim Period Delivery Points during the Interim Period, expressed in MWh and as set forth on Schedule 5.3.

“Interim Period On-Peak Delivery Quantities” shall mean the monthly aggregate quantities of On-Peak Hours energy that NEA is projected to deliver to the Utilities at each of the Interim Period Delivery Points during the Interim Period, expressed in MWh and as set forth on Schedule 5.3.

“Interim Period On-Peak Energy Price” shall mean, during the Interim Period, a monthly scheduled price the Utilities will pay NEA for energy delivered from the Facility during On-Peak Hours at each of the Interim Period Delivery Points, expressed in $/MWh and as set forth on Schedule 5.3.

“Interim Period Support Payment Rate” shall mean, during the Interim Period, a scheduled dollar amount the Utilities will pay NEA for delivered energy in each month at each of the Interim Delivery Points, expressed in $/MWh and as set forth on Schedule 5.3.

“ISO” shall mean ISO New England, Inc., or its successors.

“Issuers” shall have the meaning set forth in the Recitals.

“Junior Indenture” shall have the meaning set forth in the Recitals.

“Junior Secured Notes” shall have the meaning set forth in the Recitals.

“Junior Trustee” shall have the meaning set forth in the Recitals.

“LMP” shall mean, for any ISO nodal point for any hour on any day, the “Day Ahead LMP” or “Real Time LMP” ($/MWh) at such ISO nodal point calculated in accordance with Section 2 of Market Rule 1, as reported on the ISO website at www.iso-ne.com on the “Data & Reports” page, “Hourly Markets Data” subpage and “Selectable Hourly LMP Data” category, for such nodal point on such date and time. If such price should ever cease to be published, then the LMP shall be a regularly published comparable substitute price, as agreed to by the Parties in writing.

“Material Adverse Change” shall mean an event, matter or circumstance (including any omission to act) arising after the Contract Date (but not an event, matter or circumstance which is reasonably likely to arise as of the date hereof) that has a detrimental economic impact of $10,000,000 or more to the party claiming such event, including, without limitation, a change in applicable law or in the interpretation of any applicable law by any court of competent jurisdiction or any other governmental entity, including, without limitation, a change in tax law or a change to the Public Utility Regulatory Policies Act of 1978, as amended, or a change in applicable accounting standards. A Materiel Adverse Change shall not include: (a) any act or omission expressly contemplated by this Agreement, (b) the execution or announcement of this Agreement or compliance with the terms hereof, or (c) any payment of the Interim Amount Adjustments or the Adjusted Bid Price Amount.

“MDTE” shall have the meaning set forth in the Recitals.

“MDTE Order” shall have the meaning set forth in the Recitals.

“Mutual Release” shall have the meaning set forth in Section 2.2(b)(iv).

“NEA Documents” shall mean, collectively, the agreements and documents described in Section 2.2 hereof to which NEA is a party (including, without limitation, the Amended and Restated Power Purchase Agreements) and the other certificates, instruments and documents to be delivered by NEA to consummate the Transactions and perform its obligations as contemplated hereby and thereby.

“NELP” shall have the meaning set forth in the Recitals.

“NELLC” shall have the meaning set forth in the Recitals.

“Net Delivered MWhs” shall mean, in any hour at any Interim Period Delivery Point during the Interim Period, the applicable net generation from the Facility allocated to the Power Purchase Agreements as follows: the gross generation from the Facility as reported by the Utilities to the ISO (and to NEA as Data pursuant to Section 5.4) shall be allocated to the Power Purchase Agreements according to the following percentages: BECO A - 46.5517%. BECO B - 28.9655%, CECo 1 - 8.6207% and CECo 2 - 7.2414%, with each such allocated amount then multiplied by the following applicable percentage: BECO A - 99.9711%, BECO B - 100%, CECo 1 - 99% and CECo 2 - 99%.

“NEPOOL” shall mean the New England Power Pool, or its successor.

“NERC” shall mean the North American Electric Reliability Council, or its successor.

“NERC Holiday” shall mean New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day, and any other day declared a holiday by NERC.

“New PPA Amendments” shall mean any amendments to the Amended and Restated Power Purchase Agreements which are entered into after the Contract Date and before the Closing Date, which such amendments shall not impair the validity or effectiveness of the Final Decision.

“NJEA” shall have the meaning set forth in the Recitals.

“NSTAR” shall mean NSTAR Electric & Gas Corporation.

“NSTAR Documents” shall have the meaning set forth in the Recitals.

“NYMEX” shall mean the New York Mercantile Exchange.

“Off-Peak Hours” shall mean all hours that are not On-Peak Hours.

“On-Peak Hours” shall mean, on any Business Day, the sixteen (16)-hour period beginning at the hour ending 0800 EPT and ending with the end of the hour ending 2300 EPT.

“Petition” shall have the meaning set forth in section 5.2(a).

“Power Purchase Agreements” shall have the meaning set forth in the Recitals.

“Real-Time Energy Market” or “RTM” shall have the meaning as set forth in that certain Manual for Definitions and Abbreviations prepared by ISO, as may be amended from time to time.

“RTM LMP Prices” in any hour for any node in NEPOOL shall mean the LMP prices resulting from the Real-Time Energy Market.

“Required Finding” shall have the meaning set forth in the Recitals.

“Sayreville Facility” shall have the meaning set forth in the Recitals.

“Senior Indenture” shall have the meaning set forth in the Recitals.

“Senior Note Holders” shall have the meaning set forth in the Recitals.

“Senior Secured Notes” shall have the meaning set forth in the Recitals.

“Senior Trustee” shall have the meaning set forth in the Recitals.

“Term” shall mean the period from and including the first day of the month immediately following the month in which the Closing Date occurs through and including September 30, 2016.

“Transactions” shall have the meaning set forth in the Recitals.

ARTICLE 2

TRANSACTION DELIVERABLES

2.1. Amended and Restated Power Purchase Agreements.

(a) On the Closing Date each Party shall deliver a certificate stating that all of the applicable conditions precedent set forth herein and in the Amended and Restated Power Purchase Agreements have been satisfied or waived by the Party entitled to the benefit thereof and that the “Effective Date” under the Amended and Restated Power Purchase Agreements and the New PPA Amendments has occurred. The Amended and Restated Power Purchase Agreements shall, among other things, provide: (i) that NEA will sell and deliver, and the Utilities will purchase and receive, certain energy and capacity from the Facility and/or from sources other than the Facility and (ii) that the Utilities shall purchase and receive such energy and capacity for the “Energy Payment” and at the “Capacity Price” specified therein.

(b) Subject to the terms and conditions set forth herein (including, without limitation, the satisfaction or waiver of the applicable conditions precedent set forth in Article 6 hereof), on the Closing Date, the Utilities and NEA agree to commence performance under the Amended and Restated Power Purchase Agreements and any New PPA Amendments in accordance with their terms and cause to be executed and delivered such other instruments and documents as are contemplated hereby and thereby.

2.2 Closing.

(a) Closing Date and Effective Time. Unless this Agreement is earlier terminated pursuant to the terms hereof, the Transactions shall be consummated at a closing to be held at approximately 10:00 a.m. EPT, at a location to be agreed upon by the Parties, on or as soon as reasonably practicable after the date that the conditions described in Article 6 hereof have been satisfied or waived by the Party entitled to the benefit thereof (the “Closing Date”), provided that the Closing Date shall not be earlier than January 2, 2005.

(b) Deliverables by the Utilities. On the Closing Date and subject to the terms and conditions set forth herein, the Utilities (as appropriate) shall deliver, or cause to be delivered, to NEA or its designee:

(i)	the closing certificate described in the first sentence of Section 2.1(a) hereof;

(ii)	any New PPA Amendments duly executed by the appropriate Utility;

(iii)	the Affirmation of Consent to Collateral Assignment (“Consent to Collateral Assignment”) between the appropriate Utility and the Senior Trustee (on behalf of the Senior Note Holders), in form and substance reasonably acceptable to the Utility, NEA and the Senior Trustee, the form of which is attached hereto as Schedule 2.2(b)(iii), duly executed by the Utility, in which the Utility consents to the collateral assignment by NEA of the Amended and Restated Power Purchase Agreements to the Senior Trustee (on behalf of the Senior Note Holders) contemplated by the Assignment Agreement and provides certain rights and benefits to the Senior Trustee on behalf of the Senior Note Holders with respect to the Amended and Restated Power Purchase Agreements;

(iv)	the Mutual Release between the appropriate Utility and NEA duly executed by the Utility which provides for a mutual release between the Utility and NEA of all of their respective obligations and liabilities under the Power Purchase Agreement arising prior to the Effective Time (the “Mutual Release”) the form of which is attached as Schedule 2.2(b)(iv);

(v)	a certificate, executed by a duly authorized representative of the Utility (as appropriate), stating that the representations and warranties of the Utilities set forth in this Agreement and the Amended and Restated Power Purchase Agreements are true and correct as of the Closing Date; and

(vi)	such other instruments and documents executed or provided by the appropriate Utility as may reasonably be required by NEA, the Senior Trustee or their respective legal counsel to evidence the consummation of the Transactions, including, without limitation, those items to be delivered by the Utilities pursuant to Article 6 hereof.

(c) Deliverables by NEA. On the Closing Date and subject to the terms and conditions set forth herein, NEA shall deliver, or cause to be delivered, to the Utilities or their designee:

(i)	the closing certificate described in the first sentence of Section 2.1(a) hereof;

(ii)	any New PPA Amendments duly executed by NEA;

(iii)	the Mutual Release between the appropriate Utility and NEA duly executed by NEA;

(iv)	a certificate, executed by a duly authorized representative of NEA, stating that the representations and warranties of NEA set forth in this Agreement and the Amended and Restated Power Purchase Agreements are true and correct as of the Closing Date; and

(v)	such other instruments and documents executed or provided by NEA as may reasonably be required by the Utilities to evidence the consummation of the Transactions, including, without limitation, those items to be delivered by NEA pursuant to Article 6 hereof.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE UTILITIES

Each Utility represents and warrants to NEA as of the Contract Date and as of the Closing Date (except in the event such representation or warranty by its terms is made only as of a certain date) as follows:

3.1. Authority.

The Utility is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has all requisite corporate power and authority to enter into and be bound by the terms of this Agreement and, subject to the satisfaction or waiver by the Utility of the conditions set forth in Section 6.1 hereof, the NSTAR Documents. The execution and delivery of, and the performance by the Utility of its obligations under, this Agreement have been duly and validly authorized by all necessary corporate action of the Utility. This Agreement has been duly and validly executed and delivered by the Utility and constitutes a valid and binding obligation of the Utility, enforceable against the Utility in accordance with its terms, except as such enforceability may be limited by law or principles of equity. On the Closing Date and subject to the satisfaction or waiver by the Utility of the conditions set forth in Section 6.1 hereof, the NSTAR Documents, when executed and delivered by the Utility in accordance with this Agreement, shall constitute the valid and binding obligations of the Utility enforceable against the Utility in accordance with their respective terms, except as such enforceability may be limited by law or principles of equity.

3.2 No Conflicts.

Subject to the satisfaction or waiver by the Utility of the conditions set forth in Section 6.1 hereof, neither the execution and delivery of this Agreement and the NSTAR Documents by the Utility, nor the consummation or performance of the Transactions by the Utility, will (a) violate or conflict with any provisions of the Utility’s articles of organization or bylaws, (b) violate, conflict with or result in the breach or termination of any material agreement or instrument to which the Utility is a party or (c) violate or conflict with (or require any filing, consent, or similar action under) any law, rule, regulation, judgment, order, injunction, decree or award that applies to or binds the Utility or its property.

3.3 Litigation.

There is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or, to the knowledge of the Utility, threatened against or relating to the Utility or the Transactions which could reasonably be expected to (a) have a material adverse effect on the Transactions or (b) prevent the performance by the Utility of its obligations under the NSTAR Documents.

3.4 No Additional Conditions.

Except for the satisfaction of the conditions specifically identified in this Agreement (which may be waived by the applicable Utility), there are no other conditions precedent to (a) the Utility’s execution, delivery or performance of this Agreement and the NSTAR Documents or (b) the Utility’s implementation of the Transactions.

3.5 No Brokers.

Except as set forth on Schedule 3.5 hereto, no finder, broker or agent has been employed, appointed or authorized to act on behalf of the Utility in connection with the Transactions.

3.6 No Assignment; Amendment.

BECo and CECo are the sole owners of all right, title and interest of the power purchaser in, to and under the Power Purchase Agreements and have not assigned or otherwise transferred their rights or obligations under the Power Purchase Agreements to any third party. As of the Closing Date no amendment or modification of the Power Purchase Agreements is effective, except as identified in Schedule A hereof. As of the Closing Date no further amendment or modification of the Power Purchase Agreements will be effective or pending nor shall the Utility have assigned or otherwise transferred its rights or obligations under the Power Purchase Agreements, except pursuant to the Amended and Restated Power Purchase Agreements and the New PPA Amendments, if any.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF NEA

NEA represents and warrants to the Utilities as of the Contract Date and as of the Closing Date (except in the event such representation or warranty by its terms is made only as of a certain date) as follows:

4.1 Authority.

NEA is a limited partnership validly formed and validly existing under the laws of the Commonwealth of Massachusetts and has all requisite partnership power and authority to be bound by the terms of this Agreement and, subject to the satisfaction or waiver by NEA of the conditions set forth in Section 6.2 hereof, the NEA Documents. The execution and delivery of, and the performance by NEA of its obligations under, this Agreement have been duly and validly authorized by all necessary partnership action of NEA. This Agreement has been duly and validly executed and delivered by NEA and constitutes a valid and binding obligation of NEA, enforceable against NEA in accordance with its terms, except as such enforceability may be limited by law or principles of equity. On the Closing Date and subject to the satisfaction or waiver by NEA of the conditions set forth in Section 6.2 hereof, the NEA Documents, when executed and delivered by NEA in accordance with this Agreement, shall constitute the valid and binding obligations of NEA enforceable against it in accordance with their respective terms, except as such enforceability may be limited by law or principles of equity.

4.2 No Conflicts.

Subject to the satisfaction or waiver by NEA of the conditions set forth in Section 6.2 hereof, neither the execution and delivery of this Agreement and the NEA Documents by NEA, nor the consummation or performance of the Transactions by NEA, will (a) violate or conflict with any provisions of NEA’s formation or governance documents, (b) violate, conflict with or result in the breach or termination of any material agreement or instrument to which NEA is a party or (c) violate or conflict with (or require any filing, consent, or similar action under) any law, rule, regulation, judgment, order, injunction, decree or award that applies to or binds NEA or its property.

4.3 Litigation.

There is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or, to the knowledge of NEA, threatened against or relating to NEA or the Transactions which could reasonably be expected to (a) have a material adverse effect on the Transactions or (b) prevent the performance by NEA of its obligations under the NEA Documents.

4.4 No Additional Conditions.

Except for the satisfaction of the conditions specifically identified in this Agreement (which may be waived by NEA), there are no other conditions precedent to (a) NEA’s execution, delivery or performance of this Agreement and the NEA Documents or (b) NEA’s implementation of the Transactions.

4.5 No Brokers.

Except as set forth in Schedule 4.5, no finder, broker or agent has been employed, appointed or authorized to act on behalf of NEA in connection with the Transactions.

ARTICLE 5

COVENANTS

5.1 Satisfaction of Conditions.

The Parties agree to cooperate in good faith and to take all commercially reasonable actions and devote resources reasonably necessary to comply with their obligations under this Article 5 and to obtain satisfaction of the conditions set forth in Article 6 hereof as soon as reasonably practicable, including using diligent efforts to secure the execution and delivery of the agreements and other instruments to be executed and delivered pursuant to Article 2 and Article 6 hereof. Each Party entitled to the benefit of conditions set forth in Article 6 hereof shall have the right to waive such conditions.

5.2 MDTE Approval.

(a) At any time after the Contract Date and no later than forty-five (45) days after NEA provides the Utilities with notice of waiver or satisfaction of the condition set forth in Section 6.2(k) hereof, the Utilities shall file, or cause to be filed, an initial petition (a “Petition”) with the MDTE requesting that the MDTE cause the Final Order Date to occur as soon as reasonably practicable, but in no event later than January 1, 2005. As and to the extent permitted by applicable law, the applicable Utility and NEA intend that certain provisions of this Agreement and related documents shall be “Confidential Information” and the applicable Utility and NEA shall seek confidential treatment by the MDTE of all confidential materials included in such Petition, or otherwise provided to the MDTE in support of the Petition. Prior to the Filing Date, the applicable Utility and NEA will reasonably cooperate with respect to identifying their respective confidential material in such agreements and related documents for which the Utility shall seek confidential treatment and any other materials to be submitted to the MDTE in support of the Petition. Upon filing of the Petition with the MDTE, the Parties will support the Petition and the data contained therein and shall use commercially reasonable efforts to obtain the Final Decision; provided that if the Final Order Date has not occurred by January 1, 2005, the Parties shall continue to use diligent efforts to secure the Final Decision, subject to their respective rights of termination under Section 7.1 hereof.

(b) Each party shall promptly provide to the other (whether in writing or orally) any information relating to any material event or development relating to the MDTE review and approval process referenced in Section 5.2(a) above. In addition, each Party shall respond promptly and fully to any reasonable inquiries that a requesting Party may make at any other time relating to such process.

(c) From the Contract Date through the Closing Date, neither Party shall enter into Gas Transactions outside of its ordinary course of business where such transactions are designed to manipulate the Adjusted Bid Price Amount. If a Party has cause to believe that such Gas Transactions have been executed by the other Party, the first Party may request an audit of the other Party’s records (an “Audit”). The Audit shall be conducted by a nationally recognized accounting firm reasonably acceptable to the audited Party and shall be confined to relevant Gas Transactions executed thirty (30) days prior to the Calculation Date. The Party requesting the Audit shall bear all costs of the Audit; provided, however, if the Audit reveals that there is a reasonable basis to conclude that the audited Party, acting outside of its ordinary course of business, has manipulated the Adjusted Bid Price Amount, then the auditor shall recalculate the Adjusted Bid Price Amount and the audited Party will pay the difference between the Adjusted Bid Price Amount originally paid and the corrected amount, plus the cost of the Audit. To the extent the audited Party disputes the Audit’s findings, the audited Party may submit the dispute to the dispute resolution process set forth at Article 10 of the Amended and Restated Power Purchase Agreements.

5.3 Status Pending Closing.

(a) Continued Effectiveness. The Power Purchase Agreements will remain in force and effect during the Interim Period and nothing herein shall constitute or be considered as an amendment or modification to the Power Purchase Agreements.

(b) Facility Scheduling. NEA shall continue to use the Facility to satisfy all capacity and energy obligations under the Power Purchase Agreements during the Interim Period. The Utilities will schedule NEA’s energy deliveries on a day-ahead basis at the Interim Period Delivery Points according to the market rules, manuals and procedures adopted by ISO and/or the members of NEPOOL. In addition, the bidding, scheduling and operation of the Facility during the Interim Period shall be conducted in the same manner and on the same basis as was conducted during the period preceding the Contract Date, and shall be based on information customarily and routinely provided by NEA to the Utilities.

(c) Energy and Capacity Pricing. During the Interim Period, NEA will deliver energy and capacity from the Facility and the Utilities will purchase and receive such energy and capacity from the Facility. Energy generated by the Facility, and capacity attributable to the Facility, will be delivered by NEA to the Utilities at the Interim Period Delivery Points and will be purchased by the Utilities at the Existing Prices and paid for by the Utilities in accordance with the terms of the Power Purchase Agreements.

(d) Termination of Interim Period. Upon the earlier to occur of (i) the Closing Date or (ii) the Deadline, the Interim Period shall terminate and the provisions set forth in Sections 5.3 and 5.4 shall have no effect and will become void. If the Closing Date occurs prior to the Deadline, then from and after the termination of the Interim Period the Amended and Restated Power Purchase Agreements will govern the relationship between the Parties. If the Deadline occurs prior to the Closing Date, then from and after the termination of the Interim Period the terms and conditions of the Power Purchase Agreements will continue to govern the relationship between the Parties.

5.4 Deliveries of Energy Outside of the Power Purchase Agreements During the Interim Period.

(a) Interim Period Make Up Delivery. For any hour that the Facility is not capable of generating energy in a quantity sufficient for NEA to deliver energy at the Interim Period On-Peak Delivery Quantities and Interim Period Off-Peak Delivery Quantities, NEA, or a third party acting on behalf of NEA, shall deliver at the Interim Period Delivery Points, electric energy in a quantity equal to the difference between the Net Delivered MWhs delivered from the Facility and the sum of the Interim Period On-Peak Delivery Quantities and Interim Period Off-Peak Delivery Quantities (“Interim Period Make Up Delivery”). An Interim Period Make Up Delivery will not be subject to a loss adjustment factor.

(b) Interim Period Facility Meter Data. During the Interim Period, the Utilities will use commercially reasonable efforts to provide NEA with the prior day’s hourly net generator values in ISO upload format applicable to the Facility (“Data”) by no later than 1:00 PM EPT on the next NSTAR regular working day. NEA will schedule an Interim Period Make Up Delivery pursuant to Manual 28, Section 9.1.1 in the RTM upon receipt of such Data. Any errors will be corrected in the RTM pursuant to Manual 28, Section 9.1.1. In the event that a Utility fails to confirm a scheduled Interim Period Make Up Delivery in accordance with NEPOOL scheduling procedures for the RTM, then the Interim Period Make Up Delivery scheduled by NEA (whether or not confirmed by the Utility) plus the Net Delivered MWhs delivered by the Facility during the relevant period will be deemed to be the relevant Interim Period On-Peak Delivery Quantities and Interim Period Off-Peak Delivery Quantities.

(c) Interim Period Pricing. Energy delivered by or on behalf of NEA and received by the Utilities pursuant to an Interim Period Make Up Delivery will be purchased and sold at the RTM LMP Prices at the applicable Interim Period Delivery Points. Interim Period Make Up energy will be paid for by the Utilities directly to NEA or directly to the party providing energy on behalf of NEA within twenty (20) days of the receipt by the applicable Utility of an invoice for such energy.

5.5 Closing Payment.

(a) Payment Amount. The Closing Payment (equal to the sum of the Closing Date Amount and the revised Adjusted Bid Price Amount, as calculated pursuant to Section 5.5(b)), shall be paid on the Closing Date. If the Closing Payment is a positive amount, the Utilities shall cause NSTAR to make payment to NEA of such amount. If the Closing Payment is a negative amount, NEA shall pay NSTAR, on behalf of the Utilities, the absolute value of such amount.

(b) Revised Adjusted Bid Price Amount. For purposes of calculating the Closing Payment components, the revised Adjusted Bid Price Amount shall be determined as provided below:

(i)	If, on the Calculation Date, the Adjusted Bid Price Amount is less than negative then (A) NEA may elect to have the revised Adjusted Bid Price Amount be the calculated Adjusted Bid Price Amount, in which event the Closing Date will occur as scheduled or (B) the Utilities may elect to have the revised Adjusted Bid Price Amount be negative in which event the Closing Date will occur as scheduled.

(ii)	If, On the Calculation Date, the Adjusted Bid Price Amount is greater than negative and less than positive the revised Adjusted Bid Price Amount will be the Adjusted Bid Price Amount.

(iii)	If, on the Calculation Date, the Adjusted Bid Price Amount is greater than positive then (A) the Utilities may elect to have the revised Adjusted Bid Price Amount be the calculated Adjusted Bid Price Amount, in which event the Closing Date will occur as scheduled or (B) NEA may elect to have the revised Adjusted Bid Price Amount equal in which event the Closing Date will occur as scheduled.

(iv)	For the avoidance of doubt, if on the Calculation Date, the Adjusted Bid Price Amount equals zero, the revised Adjusted Bid Price Amount will be zero.

(v)	If neither election as set forth in Section 5.5(b)(i) above is made, then the Closing Date may be postponed as provided in this Section 5.5(b)(v) and on each successive Business Day the Parties will recalculate the Adjusted Bid Price Amount until the earlier of: (A) the Business Day preceding the Deadline or (B) the first date on which the Adjusted Bid Price Amount is greater than or equal to an amount between negative and positive. None of the Parties shall have the obligation to extend or permit extension of the Closing Date beyond the Deadline. It is agreed that if the calculation described in clause (B) does not occur on or before the Business Day preceding the Deadline, then this Agreement will terminate on the Deadline. It is further agreed that if such calculation does occur on or before the Business Day preceding the Deadline, then the Closing Date will occur on the Business Day immediately following the date of such calculation, and the revised Adjusted Bid Price Amount will be determined in accordance with Section 5.5(b)(ii).

(vi)	If neither election as set forth in Section 5.5(b)(iii) above is made, then the Closing Date may be postponed as provided in this Section 5.5(b)(vi) and on each successive Business Day the Parties will recalculate the Adjusted Bid Price Amount until the earlier of: (A the Business Day preceding the Deadline or (B) the first date on which the Adjusted Bid Price Amount is less than or equal to positive (and not less than negative). None of the Parties shall have the obligation to extend or permit extension of the Closing Date beyond the Deadline. It is agreed that if the calculation described in clause (B) does not occur on or before the Business Day preceding the Deadline, then this Agreement will terminate on the Deadline. It is further agreed that if such calculation does occur on or before the Business Day preceding the Deadline, then the Closing Date will occur on the Business Day immediately following the date of such calculation, and the revised Adjusted Bid Price Amount will be determined in accordance with Section 5.5(b)(ii).

ARTICLE 6

CONDITIONS

6.1 Conditions to the Obligations of the Utilities.

The Utility’s obligation to effect the Transactions is subject to the satisfaction at or before the Closing Date of the following conditions (any of which the applicable Utility may waive):

(a) Representations and Warranties. All of the representations and warranties of NEA herein shall be true and correct in all respects as though made on and as of the Closing Date (unless the incorrectness of such representations and warranties does not have a material adverse effect on the Utility’s rights herein), and NEA shall have delivered the certificate referred to in Section 2.2(c)(iv). NEA shall have performed, or caused to be performed, all of the agreements and covenants to be performed by NEA under this Agreement as of the Closing Date, unless the non-performance of such agreements and covenants does not have a Material Adverse Change on the Utility’s rights herein.

(b) No Legal Restraint. The applicable Utility shall not be subject to any order, decree, injunction, or other legal restraint or prohibition of a court or agency of competent jurisdiction that would enjoin, prohibit or interfere with the consummation of the Transactions.

(c) Documents. NEA shall have executed and delivered the Amended and Restated Power Purchase Agreements and any New PPA Amendments and the other NEA Documents, and all other documents required to be executed and delivered by it pursuant to this Agreement.

(d) MDTE Final Decision. The MDTE Order containing the Required Findings shall have become a Final Decision.

(e) Litigation. There shall be no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal or regulatory, in law or in equity, by or before any governmental authority with valid jurisdiction pending, or to the knowledge of the Utility, threatened in writing against the Utility or against or related to the Transactions which could reasonably be expected to have a Material Adverse Change on the consummation of the Transactions.

(f) NEPOOL/ISO. As related to the Amended and Restated Power Purchase Agreements, any and all necessary filings or notices shall have been given or made with NEPOOL and/or ISO and any and all approvals or authorizations concerning the Amended and Restated Power Purchase Agreements shall have been received in a form reasonably acceptable to the Utilities.

(g) Accounting and Tax Treatment. Each Utility and each of their Affiliates shall be entitled to accounting treatment and tax treatment reasonably satisfactory to each of them relating to the Transactions.

6.2 Conditions to the Obligations of NEA.

NEA’s obligation to effect the Transactions is subject to the satisfaction at or before the Closing Date of the following conditions (any of which NEA may waive):

(a) Representations and Warranties. All of the representations and warranties of the Utilities herein shall be true and correct in all respects as though made on and as of the Closing Date (unless the incorrectness of such representations and warranties does not have a material adverse effect on NEA’s rights herein), and each Utility shall have delivered the certificate referred to in Section 2.2(b)(v). Each Utility shall have performed, or caused to be performed, all of the agreements and covenants to be performed by the Utilities under this Agreement as of the Closing Date, unless the non-performance of such agreements and covenants does not cause a Material Adverse Change on NEA’s rights herein.

(b) No Legal Restraint. NEA shall not be subject to any order, decree, injunction, or other legal restraint or prohibition of a court or agency of competent jurisdiction that would enjoin, prohibit or interfere with the consummation of the Transactions.

(c) Documents. Each Utility shall have executed and delivered any New PPA Amendments and the other NSTAR Documents, and all other documents required to be executed and delivered by it pursuant to this Agreement.

(d) MDTE Final Decision. The MDTE Order containing the Required Findings shall have become a Final Decision.

(e) Litigation. There shall be no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal or regulatory, in law or in equity, by or before any governmental authority with valid jurisdiction pending, or to the knowledge of NEA, threatened in writing against NEA or against or related to the Transactions which could reasonably be expected to have a Material Adverse Change on the consummation of the Transactions.

(g) Lender Approvals. NEA shall have obtained approvals, certifications, rating confirmations and other arrangements acceptable to NEA in its sole discretion (not to be arbitrarily exercised) that will permit the amendment of the Power Purchase Agreements, the execution of the Amended and Restated Power Purchase Agreements and the consummation by NEA of its obligations under the NEA Documents in order to consummate the Transactions, in each case, in accordance with the requirements of the Senior Indenture and the Junior Indenture. NEA shall have satisfied all conditions or requirements necessary for the approvals, certifications, rating confirmations and other arrangement described in the preceding sentence to be effective.

(h) Governmental Approvals. All necessary government approvals and authorizations required for the effectiveness of this Agreement and for the performance by NEA of its obligations under this Agreement, specifically including final approvals of FERC pursuant to Section 205 of the Federal Power Act and authorization by FERC of “exempt wholesale generator” status, shall have been received in a form reasonably acceptable to NEA, and such approvals and authorizations shall no longer subject to reconsideration or appeal.

(i) NEPOOL/ ISO. Any and all necessary filings or notices shall have been given or made with NEPOOL and/or ISO and any and all approvals or authorizations concerning this Agreement and the Amended and Restated Power Purchase Agreements shall have been received in a form reasonably acceptable to NEA.

(j) Accounting and Tax Treatment. NEA, its respective partners and members and each of their Affiliates shall be entitled to accounting treatment and tax treatment reasonably satisfactory to each of them relating to the Transactions.

(k) Approvals. NEA shall have obtained all necessary partnership approvals (including, without limitation, the approval of the restructuring transactions by Suez-Tractebel S.A., the indirect owner of a general partnership interest in NELP) for the restructuring activities as described in the Recitals, including, without limitation, the execution of all the Execution Documents.

ARTICLE 7

MISCELLANEOUS

7.1 Termination.

(a) This Agreement will terminate automatically, without liability to either Party, if the Closing Date does not occur by the Deadline.

(b) In addition to the right of termination under Sections 5.2(a), 5.4(b) and 7.1(a) hereof, this Agreement and the Transactions may only be terminated prior to the Closing Date as follows:

(i)	By both Utilities if a representation or warranty herein of NEA is or becomes false or inaccurate in any material respect or if NEA fails to comply in any material respect with one or more of its covenants herein in a timely manner and, in either event, such falsity, inaccuracy, or failure is not cured within thirty (30) days of notice thereof and such failure to cure causes a Material Adverse Change on a Utility’s rights herein;

(ii)

By NEA if a representation or warranty herein of a Utility is or becomes false or inaccurate in any material respect, or if a Utility fails to comply in any material respect with one or more of its covenants herein in a timely manner and, in either event, such falsity, inaccuracy, or failure is not cured within thirty (30) days of notice thereof and such failure to cure causes a Material Adverse Change on NEA’s rights herein;

(iii)	By NEA or both Utilities if consummation of the Transactions shall violate any final order, decree, or judgment of any court or governmental body having competent jurisdiction applicable to NEA on the one hand or a Utility on the other hand;

(iv)	By NEA or both Utilities if the MDTE Order containing the Required Findings has not become a Final Decision in form and substance acceptable to each Party in its reasonable discretion by January 1, 2005;

(v)	By a Party if at any time prior to the Closing Date such Party is affected by a Material Adverse Change, the effect of which will or is likely to continue after the Closing Date, has occurred and is not cured at least five (5) days prior to the Closing Date; or

(vi)	By the Utilities if Suez-Tractebel S.A. does not give the approvals referred to in Section 6.2(k) by August 31, 2004.

(c) Upon termination of this Agreement pursuant to Sections 7.1(a) or 7.1(b) hereof, all rights and obligations of the Parties under this Agreement (other than any rights and obligations arising from the breach of this Agreement before termination) shall terminate. Any right of termination under Sections 7.1(b)(i) through (vi) shall be exercised by delivery of a written notice of termination to the other Party within ten (10) days after the right of termination arises, which with respect to the right of termination under Sections 7.1(b)(i) and (ii) hereof shall be the day following the cure periods referenced therein, and with respect to Section 7.1(b)(iii) hereof shall be within five (5) days of the date of discovery of the violation referenced therein. If not so timely exercised, such right of termination shall be deemed waived by the Party entitled thereto. Upon any termination of this Agreement (other than the expiration hereof upon the closing in accordance with Section 2.2 hereof), the Amended and Restated Power Purchase Agreements shall automatically terminate and be of no further force and effect, and none of the parties thereunder shall have any liability to each other in respect of such termination or otherwise in connection with any Execution Documents. Notwithstanding the foregoing, such a termination shall not cause the Utilities, NEA or the Facility to be in default under the Power Purchase Agreements.

7.2 Amendment and Waiver.

This Agreement may be amended, or its provisions and the effects thereof waived only by a writing executed by both Parties, and no subsequent conduct of any Party or course of dealings between the Parties shall effect or be deemed to effect any such amendment or waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. Except for the failure to timely provide a notice of termination under Section 7.1 hereof, the failure of either Party to enforce any provision of this Agreement shall not be construed as a waiver of or an acquiescence to such provision.

7.3 Assignment.

(a) This Agreement shall be binding upon and inure to the benefit of the respective administrators, representatives, successors and permitted assigns of the Parties.

(b) Neither Party may assign, sell, transfer or in any other way convey its rights, duties or obligations under this Agreement, either in whole or in part, without the prior written consent of the other Party (which consent shall not be unreasonably withheld or delayed), except that (i) NEA may assign its interests in this Agreement to the Senior Note Holders and the Senior Trustee as collateral security without the consent of the Utilities; provided, however, that in the case of any such assignment, NEA shall not be released from any obligations under this Agreement and (ii) any subsequent assignment of the rights and interests under this Agreement and the Amended and Restated Power Purchase Agreements by the holders of the Senior Secured Notes or the Senior Trustee in accordance with the documents referenced in Schedule 2.2(b)(iii); to any third party arising as a result of a default hereunder or under the Senior Secured Notes may be made without the Utilities’ consent provided, however, that in the case of any such subsequent assignment, NEA shall not be released from any obligations under this Agreement.

7.4 Notices.

Any notice or communication given pursuant hereto shall be in writing and (a) delivered personally (personally delivered notices shall be deemed given upon written acknowledgment of receipt after delivery to the address specified or upon refusal of receipt); (b) mailed by registered or certified mail, postage prepaid (mailed notices shall be deemed given on the actual date of delivery, as set forth in the return receipt, or upon refusal of receipt); or (c) delivered in full by telecopy (telecopied notices shall be deemed given upon actual receipt), in either case addressed or telecopied as follows or to such other addresses or telecopy numbers as may hereafter be designated by either Party to the other in writing:

If to NEA:

Northeast Energy Associates, A Limited Partnership

c/o Northeast Energy LP

c/o ESI Northeast Energy GP, Inc.

Its Administrative General Partner

700 Universe Blvd.

P.O. Box 14000

Juno Beach, FL 33408

Attention: Business Manager

Facsimile: 561-304-5161

with a copy to:

Tractebel Power, Inc.

1990 Post Oak Blvd

Suite 1900

Houston, TX 77056

Attention: General Counsel

Facsimile: 713-636-1858

If to the Utilities:

Boston Edison Company

One NSTAR Way, NE 220

Westwood, MA 02090-9230

Attention: Ellen K. Angley, Vice President, Energy Supply and Transmission

Facsimile: (781) 441-8078

and

Commonwealth Electric Company

One NSTAR Way, NE 220

Westwood, MA 02090-9230

Attention: Ellen K. Angley, Vice President, Energy Supply and Transmission

Facsimile: (781) 441-8078

with a copy to:

Legal Department

NSTAR Electric & Gas Corporation

800 Boylston Street

Boston, Ma 02109

Attention: T.N. Cronin, Assistant General Counsel

Facsimile: (617) 424-2733

7.5 Entire Agreement.

Upon the Effective Time, the Execution Documents shall constitute the entire agreement between the Parties with respect to the subject matter hereof. Upon the Effective Time, all prior or contemporaneous agreements, proposals, understandings or communications between or involving the Parties, whether oral or written (other than that certain Stipulation of Agreement of Non-Disclosure of Confidential or Protected Information) pertaining to or made in connection with the Execution Documents are void, shall have no binding force or effect, and are replaced in their entirety by the Execution Documents. Except as otherwise specifically provided in the Execution Documents, the Parties thereto do not intend to create rights in, or grant remedies to, any third party as a beneficiary of the Execution Documents or of any duty, covenant, obligation or understanding established under this Agreement or the other Execution Documents.

7.6 Expenses.

Each Party shall pay for its own fees and expenses incurred by it in structuring, negotiating and consummating the Execution Documents and the Transactions.

7.7 Interpretation.

This Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against either of the Parties. This Agreement shall be construed as if both Parties were its author and each Party adopts the language of this Agreement as if it were its own. Each term, clause and provision of this Agreement is separate and independent, and should any term, clause or provision of this Agreement be found to be invalid, the validity of the remaining terms, clauses and provisions shall, to the fullest extent feasible, not be affected thereby.

7.8 Counterparts. Headings.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

7.9 Governing Laws.

This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the Commonwealth of Massachusetts. All disputes arising between the Parties concerning the construction or enforcement of this Agreement that the Parties are unable to settle between themselves shall be submitted to a trial by judge. The Parties hereby waive any rights to a trial by jury. All proceedings shall be held in Massachusetts.

7.10 Damage Limitation.

Notwithstanding anything in this Agreement to the contrary, in no event shall any party be liable to one another hereunder for any indirect, consequential, incidental, punitive or exemplary damages.

7.11 Further Assurances.

The Parties acknowledge and agree that the Transactions are complex and that it shall require the reasonable, good faith cooperation of the Parties to implement the terms of this Agreement. If either Party reasonably determines or is advised that any further instruments, agreements or other matters are necessary or desirable to carry out the terms of this Agreement or to consummate the Transactions, the other Party shall do all things reasonably necessary and appropriate to carry out the terms of this Agreement and to execute and deliver all such instruments, agreements and to otherwise address such matters, including, without limitation, adjustments to Schedule 4.1(a) of both of the Amended and Restated Power Purchase Agreements with BECo (the schedules in the two agreements, collectively, the “BECo Support Payment Schedules”) and/or Schedule 4.1(a) of both of the Amended and Restated Power Purchase Agreements with CECo (the schedules in the two agreements, collectively, the “CECo Support Payment Schedules”); provided no adjustments will be made to the BECo Support Payment Schedules or the CECo Support Payment Schedules without the written agreement of the Parties.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, NEA and the Utilities have caused this Agreement to be executed by their duly authorized officers or representatives, as applicable, as of the date first above written.

BOSTON EDISION COMPANY

By:	/s/ Ellen K. Angley
Name:	Ellen K Angley
Title:	VP Energy Supply & Transmission

COMMONWEALTH ELECTRIC COMPANY

By:	/s/ Ellen K Angley
Name:	Ellen K Angley
Title:	VP Energy Supply & Transmission

NORTHEAST ENERGY ASSOCIATES, A LIMITED PARTNERSHIP

By Northeast Energy LP Its General Partner

By ESI Northeast Energy GP Inc. Its Administrative General Partner

By:	/s/ Nathan E. Hanson
Nathan E. Hanson
Authorized Representative

List of Schedules

Schedule A	Power Purchase Agreements (including all amendments)

Schedule D	Executed Amended and Restated Power Purchase Agreements

Schedule G	Required Findings

Schedule 1	Adjusted Bid Price Amount: Sample Calculations

Schedule 1.5	Calculation Date Adjusted Bid Price Amount

Schedule 2.2(b)(iii)	Form of Collateral Assignment

Schedule 2.2(b)(iv)	Form of Mutual Release

Schedule 3.5	Utility Broker/Agent

Schedule 4.5	NEA Broker/Agent

Schedule 5.3	Interim Period Deliveries

•      Interim Period Delivery Points

•      Interim Period On-Peak Energy Price

•      Interim Period On-Peak Delivery Quantities

•      Interim Period Off-Peak Delivery Quantities

•      Interim Period Delivery Rate

•      Interim Period Support Payment Rate

SCHEDULE A

POWER PURCHASE AGREEMENTS

BECo A

Power Purchase Agreement between NEA and BECo, dated April 1, 1986

First Amendment to Power Purchase Agreement, dated June 8, 1987

Second Amendment to Power Purchase Agreement, dated June 21, 1989

Third Amendment to Power Purchase Agreement, dated August 31, 1990

Letter from BECo to NEA, dated April 29, 1999

Protocol Agreement between NEA and BECo, dated February 28, 2003

BECo B

Power Purchase Agreement between NEA and BECo, dated January 28, 1988

First Amendment to Power Purchase Agreement, dated June 21, 1989

Letter from BECo to NEA, dated April 29, 1999

Protocol Agreement between NEA and BECo, dated February 28, 2003

CECo 1

Power Sale Agreement between CECo and NEA, dated November 26, 1986

First Amendment to Power Sale Agreement, dated August 15, 1988

Second Amendment to Power Sale Agreement, dated January 1, 1989

Letter from CECo to NEA, dated July 9, 1993

Protocol Agreement between NEA and CECo, dated February 28, 2003

CECo 2

Power Sale Agreement between CECo and NEA, dated August 15, 1988

Amendment to Power Sale Agreement, dated January 1, 1989

Letter from CECo to NEA, dated July 9, 1993

Protocol Agreement between NEA and CECo, dated February 28, 2003

SCHEDULE D

EXECUTED AMENDED AND RESTATED POWER PURCHASE AGREEMENTS

BECo A

Amended and Restated Power Purchase Agreement between BECO and NEA, dated as of August 19, 2004 (attached hereto).

BECo B

Amended and Restated Power Purchase Agreement between BECO and NEA, dated as of August 19, 2004 (attached hereto).

CECo 1

Amended and Restated Power Purchase Agreement between CECo and NEA, dated as of August 19, 2004 (attached hereto).

CECo 2

Amended and Restated Power Purchase Agreement between CECo and NEA, dated as of August 19, 2004 (attached hereto).

SCHEDULE G

REQUIRED FINDINGS

(1)	The MDTE shall find that the Utilities’ auction from which the Agreement was negotiated was consistent with BECo’s Restructuring Settlement Agreement approved by the MDTE in D.P.U./D.T.E. 96-23 (the “Settlement Agreement”) and CECo’s Restructuring Plan approved by the MDTE in D.P.U./D.T.E. 97-111 (the “Restructuring Plan”) in that the auction was equitable and maximized the value of the assets that were subject to the auction

(2)	The MDTE shall find the renegotiating the Power Purchase Agreements is consistent with the Massachusetts Electric Restructuring Act of 1997 (“Restructuring Act”) and maximizes the mitigation of the Utilities’ respective transition costs.

(3)	The MDTE shall find that the Bellingham Execution Agreement and the Amended and Restated Power Purchase Agreements are reasonable, are in the public interest and are consistent with the requirements of G.L. c. 164.

(4)	The MDTE shall find that the Utilities’ proposed ratemaking treatment for the above-market portion of the Amended and Restated Purchase Power Agreements are consistent with the Settlement Agreement, the Restructuring Plan, the Restructuring Act and G.L. c. 164.

SCHEDULE 1

ADJUSTED BID PRICE AMOUNT:

SAMPLE

CALCULATIONS

Peak MWh percentage of total MWh Peak Heat Rate (MMBtu/MWh) Discount Rate		46.5763%
Closing Date*		01/01/05
Start of Adjuster Period*		02/01/05

Initial NEA Bid Price Amount	-$	12,568,453.00
Bid Date On Peak Energy Cost*		$273,886,759.99
Calculation Date On-Peak Energy Cost*		$293,296,029.90

Adjusted Bid Price Amount	-$	31,975,722.91

Month	Discount Rate	On-Peak MWhs BECo 1	BECo 2	CECo	Total	Bid Date Gas Price ($/MMBtu)	Bid Date On-Peak Energy Price ($/MWh)	Bid Date On-Peak Energy Cost* ($)	Forward NYMEX Gas Price* ($/MMBtu)	Calculation Date On-Peak Energy Price* ($/MWh)	Calculation Date On-Peak Energy Cost* ($)
						12/1/2003	12/1/2003	12/1/2003	Example	Example	Example
4/1/2004								273,886,759.9900			293,296,029.9000

4/30/04		0.0000	0.0000	0.0000	0.0000	0.000	$0.0000	0.0000	0.000	0.0000	0.0000
5/31/04		0.0000	0.0000	0.0000	0.0000	0.000	$0.0000	0.0000	0.000	0.0000	0.0000
6/30/04		0.0000	0.0000	0.0000	0.0000	0.000	$0.0000	0.0000	0.000	0.0000	0.0000
7/31/04		0.0000	0.0000	0.0000	0 0000	0.000	$0.0000	0.0000	0.000	0.0000	0.0000
8/31/04		0.0000	0.0000	0.0000	0.0000	0.000	$0.0000	0.0000	0.000	0.0000	0.0000
9/30/04		0.0000	0.0000	0.0000	0.0000	0.000	$0.0000	0.0000	0.000	0.0000	0.0000
10/31/04		0.0000	0.0000	0.0000	0.0000	0.000	$0.0000	0.0000	0.000	0.0000	0.0000
11/30/04		0.0000	0.0000	0.0000	0.0000	0.000	$0.0000	0.0000	0.000	0.0000	0.0000
12/31/04		0.0000	0.0000	0.0000	0.0000	0.000	$0.0000	0.0000	0.000	0.0000	0.0000
1/31/05		0.0000	0.0000	0.0000	0.0000	0.000	$0.0000	0.0000	0.000	0.0000	0.0000
2/28/05		46,300.7725	28,245.0787	15,615.0022	90,163.8534	5.125	$44.0750	3,973,971.8386	7.065	80.7590	5,476,265.5687
3/31/05		50,186.2826	30,970.8616	16,928.6588	98,085.6010	4.980	$42.8260	4,200,610.1196	6.900	59.3400	5,820,399.5633
4/30/05		47,049.4440	29,842.9036	15,870.5372	92,782.8848	4.605	$39.6030	3,673,688.5267	6.126	52.7008	4,888,678.2393
5/31/05		33,795.2519	22,252.8709	11,399.6840	67,447.8068	4.533	$36.9838	2,629,371.8107	5.943	51.1098	3,447,243.9160
6/30/05		41,733.3989	21,049.6621	14,077.3621	76,860.4231	4.550	$39.1300	3,007,548.3559	5.943	51.1098	3,928,320.8526
7/31/05		45,954.4043	23,303.2777	15,501.2014	84,768.8834	4.567	$39.2762	3,329,008.8562	5.973	51.3676	4,353,677.3707
8/31/05		45,597.7310	23,399.0905	15,380.8203	84,377.6418	4.589	$38.4854	3,329,997.3847	5.978	51.4108	4,337,922.0671
9/30/05		43,080.5019	23,624.9558	15,951.6900	82,657.1477	4.577	$30.3622	3,253,687.1792	5.948	51.1528	4,228,144.5449
10/31/05		46,304.2284	32,341.4956	15,755.9165	94,401.6405	4.602	$39.5772	3,736,152.6064	5.961	51.2646	4,839,462.3396
11/30/05		37,869.7542	28,629.1520	14,302.2090	76,801.1152	4.772	$41.0382	3,233,934.7269	6.128	52.6836	4,151,528.4328
12/31/05		47,527.4329	29,132.8489	16,031.7585	92,691.6403	4.952	$42.6872	3,947,485.9412	6.291	54.1026	5,014,869.5590
1/31/06		51,990.4402	31,595.1950	17,537.2157	101,122.8509	5.053	$43.4558	4,394,374.3841	6.406	55.0916	5,571,019.6526
2/28/06		46,300.7725	26,245.0787	16,618.0022	90,163.6534	5.018	$43.1548	3,891,003.0607	6.361	54.7048	4,932,377.5347
3/31/06		50,186.2826	30,970.6616	16,928.6568	98,085.6010	4.873	$41.8078	4,110,551.7496	6.171	53.0706	5,205,481.6964
4/30/06		47,049.4440	29,842.9038	15,870.5372	92,782.6848	4.673	$39.3276	3,648,180.1808	5.511	47.3946	4,398,459.6188
5/31/06		33,795.2519	22,252.8709	11,399.6840	67.447.6068	4.613	$38.6116	2,617,770.7880	5.346	45.9756	3,100,963.3863
6/30/06		41,733.3989	21,049.6621	14,077.3621	76,860.4231	4.513	$38.6116	2,963,091.3693	5.351	46.0186	3,537,009.0686
7/31/06		45,954.4043	23,303.2777	15,501.2014	84,758.8834	4.528	$38.9408	3,300,578.7267	5.371	46.1906	3,915,083.5796
8/31/06		45,597.7310	23,399.0905	15,380.8203	84,377.6418	4.544	$39.0784	3,297,343.2373	5.389	46.8454	3,910,515.5603
9/30/06		43,080.5019	23,624.9558	15,951.6900	82.657.1477	4.544	$38.0784	3,230,109.0607	5.359	46.0874	3,809,453.0289

*	Asterik indicates an assumption that will be inserted at Calculation Date or a numeric value that will change as a result of that Calculation Date insertion

Month	Discount Rate	On-Peak MWhs BECo 1	BECo 2	CECo	Total	Bid Date Gas Price ($/MMBtu)	Bid Date On-Peak Energy Price ($/MWh)	Bid Date On-Peak Energy Cost* ($)	Forward NYMEX Gas Price * ($/MMBtu)	Calculation Date On-Peak Energy Price* ($/MWh)	Calculation Date On-Peak Energy Cost* ($)
						12/1/2003	12/1/2003	12/1/2003	Example	Example	Example
10/31/06		45,304.2284	32,341.4956	16,755.9165	94,401.6405	4.589	$39.4654	3,725,596.5030	5.371	46.1908	4,360,468.4157
11/30/06		37,869.7542	26,829.1520	14,302.2090	78,601.1152	4.770	$41.0220	3,232,579.3477	5.541	47.6526	3,755,078.0222
12/31/06		47,527.4329	29,132.6489	18,031.7585	92,891.8403	4.940	$42.4840	3,937,920.1433	5.706	49.0718	4,548,538.9105
1/31/07		51,990.4402	31,595.1950	17,637.2157	101,122.8509	5.049	$43.4214	4,390,895.7581	5.806	49.9316	5,049,225.7420
2/28/07		46,300.7725	28,245.0787	15,618.0022	90,163.8534	5.009	$43.0774	3,684,024.3785	5.758	49.5018	4,463,256.0055
3/31/07		50,166.2626	30,970.6616	16,928.6568	98,085.8010	4.889	$41.6734	4,107,177.8049	5.558	47.7816	4,686,688.9527
4/30/07		47,049.4440	29,642.9036	15,870.5372	92,762.8845	4.614	$39.6804	3,680,868.3740	5.081	43.6968	4,053,422.6720
5/31/07		33,795.2519	22,252.8709	11,399.6840	67,447.8068	4.579	$39.3794	2,656,054.1631	4.921	42.3206	2,854,431.6525
6/30/07		41,733.3989	21,049.5621	14,077.3621	78,860.4231	4.568	$39.4568	3,032,686.3422	4.923	42.3376	3,254,101.2211
7/31/07		45,954.4043	23,303.2777	15,501.2014	84,758.8834	4.608	$39.6288	3,358,892.8385	4.933	42.4238	3,595,793.9176
8/31/07		45,597.7310	23,399.0905	15,360.8203	94,377.6418	4.623	$39.7578	3,354,668.4072	4.946	42.5356	3,589,053.8205
9/30/07		43,080.5019	23,624.9556	15,951.6900	82,657.1477	4.608	$39.6288	3,275,603.5748	4.909	42.2174	3,489,569.6673
10/31/07		45,304.2264	32,341.4956	18,755.9165	94,401.6405	4.598	$39.5426	3,732,905.1900	4 922	42.3292	3,995,945.9211
11/30/07		37,869.7542	26,629.1520	14,302.2090	78,801.1152	4.728	$40.6608	3,204,118.3849	5.066	43.7396	3,446.729.2584
12/31/07		47,527.4329	29,132.6489	18,031.7585	92,691.8403	4.656	$41.7788	3,872,553.8575	5.251	45.1586	4,185,833.7394
1/31/08		51,990.4402	31,595.1950	17,537.2157	101,122.8509	4.953	$42.5958	4,307,408.7324	5.351	46.0186	4,653,532.0264
2/29/08		47,954.3715	29,253.8315	16,175.7680	93,383.9910	4.893	$42.0798	3,929,579.6645	5.318	45.7178	4,269,291.9459
3/31/08		50,186.2626	30,970.6618	16,928.6568	98,085.6010	4.803	$41.3058	4,051,504.2178	5.136	44.1696	4,332,401.7819
4/30/08		47,049.4440	29,842.9038	15,870.5372	92,762.8846	4.813	$39.6718	3,680,070.8132	4.726	40.6436	3,770,217.5847
5/31/08		33,795.2519	22,252.8709	11,399.6840	67,447.8068	4.813	$39.6718	2,675,775.9018	4.673	40.1878	2,710,578.9701
6/30/08		41,733.3989	21,049.6621	14,077.3621	76,880.4231	4.613	$39.6718	3,049,191.3331	4.673	40.1878	3,088,851.3115
7/31/08		45,954.4043	23,303.2777	15,501.2014	84,758.8834	4.643	$39.9295	3,384,405.2624	4.898	40.4026	3.424,496.2142
8/31/08		45,597.7310	23,399.0905	15,380.6203	84,377.6418	4.673	$40.1875	3,390,951.7931	4.723	40.8178	3,427,234.1791
9/30/08		43,080.5019	23,624.9558	15,951.6900	82,657.1477	4.683	$40.2736	3,328,917.4350	4.703	40.4458	3,343,134.4644
10/31/08		45,304.2284	32,341.4956	18,755.9165	94.401.6405	4.873	$40.1878	3,793,794.2481	4.708	40.4888	3,822,209.1419
11/30/08		37,869.7542	26,629.1520	14,302.2090	78,801.1152	4.773	$41.0478	3,234,812.4185	4.653	41.7358	3,288,827.5838
12/31/08		47,527.4329	29,132.6489	18,031.7585	92,691.8403	4.873	$41.9076	3,664,511.1049	5.006	43.0688	3,992,126.3315
1/31/09		51,990.4402	31,595.1950	17.537.2157	101,122.8509	4.943	$42.5096	4,296,712.1672	5.113	43.9718	4,446,553.7752
2/28/09		46,300.7725	28,245.0787	15,818.0022	90,163.6534	4.693	$42.0796	3,794,076.9163	5.073	43.6278	3,933,850.5634
3/31/09		50,186.2826	30,970.6618	16,928.6568	98,085.6010	4.833	$41.5636	4,076,810.3028	4.923	42.3378	4,152,728.5580
4/30/09		47,049.4440	29,842.9038	15,870.5372	92,762.8848	4.678	$40.2308	3,731,925.0655	4.583	39.4138	3,656,137.7889
5/31/09		33,795.2519	22,252.8709	11,389.6840	87,447.8068	4.676	$40.2308	2,713,479.2258	4.538	39.0268	2,632,272.0664
6/30/09		41,733.3989	21,048.6621	14,077.3621	76,880.4231	4.678	$40.2308	3,092,156.3097	4.548	39.1128	3,006,226 3566
7/31/09		45,954.4043	23,303.2777	15,601.2014	84,768.8834	4.678	$40.2308	3,409,917.6863	4.558	39.1988	3,322,446.5186
8/31/09		45,597.7310	23,399.0906	16,380.8203	84,377.6416	4.583	$40.2738	3,395,208.2703	4.568	39.2846	3,314,768.7826
9/30/09		43,080.5019	23,624.9558	15,951.8900	82,657.1477	4.583	$40.2738	3,326,917.4350	4.568	39.2848	3,247,169.5160

Month	Discount Rate	On-Peak MWhs BECo 1	BECo 2	CECo	Total	Bid Date Gas Price ($/MMBtu)	Bid Date On-Peak Energy Price ($/MWh)	Bid Date On-Peak Energy Cost* ($)	Forward NYMEX Gas Price* ($/MMBtu)	Calculation Date On-Peak Energy Price* ($/MWh)	Calculation Date On-Peak Energy Cost* ($)
						12/1/2003	12/1/2003	12/1/2003	Example	Example	Example
10/31/09		45,304.2284	32,341.4958	18,755.9165	94,401.6405	4.883	$40.2738	3,801,912.7862	4.578	39.3708	3,716,668.1078
11/30/09		37,869.7542	26,629.1520	14,302.2090	78,601.1152	4.758	$40.9168	3,224,447.0726	4.688	40.3168	3,177,008.8013
12/31/09		47,527.4329	29,132.6489	18,031.7585	92,891.6403	4.893	$42.0798	3,900,454.1015	4.808	41.3488	3,832,698.3662
1/31/10		51,990.4402	31,596.1950	17,537.2157	101,122.8509	4.043	$42.5098	4,298,712.1672	4.903	42.1658	4,263,925.9085
2/28/10		46,300.7725	26,245.0767	15,618.0022	90,163.8534	4.883	$42.0798	3,794,078.9183	4.863	41.6218	3,770,814.6441
3/31/10		50,186.2826	30,970.6616	18,928.6568	96,085.6010	4.833	$41.5638	4,078,810.3028	4.783	41.1338	4,034,633.4944
4/30/10		47,049.4440	29,842.9038	15,870.5372	92,752.8846	4.678	$40.2308	3,731,925.0658	4.433	38.1238	3,536,473.8675
5/31/10		33,795.2519	22,252.8709	11,399.6840	67,447.8068	4.678	$40.2308	2,713,479.2258	4.393	37.7798	2,548,164.6513
6/30/10		41,733.3989	21,049.8821	14,077.3621	78,860.4231	4.678	$40.2308	3,092,156.3097	4.393	37.7798	2,903,771.4126
7/31/10		45,954.4043	23,303.2777	15,501.2014	64,756.8834	4 676	$40.2308	3,409,917.6863	4.558	39.1968	3,322,446.5168
6/31/10		45,597.7310	23,399.0905	16,360.8203	84,377.6418	4.683	$40.2738	3,398,208.2703	4.568	39.2848	3,314,758.7626
9/30/10		43,080.5019	23,524.9558	15,951.6900	62,657.1477	4.663	$40.2738	3,328,917.4350	4.568	39.2848	3,247,189.5160
10/31/10		45,304.2284	32,341.4956	18,755.9165	94,401.8405	4.683	$40.2738	3,801.912.7892	4.578	39.3708	3,716,666.1078
11/30/10		37,869.7642	26,629.1520	14,302.2090	78,801.1152	4.758	$40.9188	3,224,447.0726	4.688	40.3158	3,177,006.8013
12/31/10		47,527.4329	29,132.6489	16,031.7585	92,691.8403	4.893	$42.0798	3,900,454.1015	4.806	41.3488	3,832,696.3662
1/31/11		51,990.4402	31,595.1950	17,537.2157	101.122.8509	4.943	$42.5098	4,298.712.1672	4.903	42.1858	4,263,926.9065
2/28/11		46,300.7725	28,245.0787	15,618.0022	90,163.5534	4.693	$42.0796	3,794.076.9183	4.863	41.5218	3,770,814.5441
3/31/11		50,186.2826	30,970.6618	18,928.6568	98,085.6010	4.833	$41.5638	4,076,810.3028	4.783	41.1338	4,034,633.4944
4/30/11		47,049.4440	29,842.9038	15,870.5372	92,782.8848	4.878	$40.2308	3,731,925.0658	4.433	38.1238	3,536,473.6676
5/31/11		33,795.2519	22,252.8709	11,399.6840	67,447.8068	4.678	$40.2306	2,713,479.2256	4.393	37.7798	2,548,164.6513
6/30/11		41,733.3969	21,049.6621	14,077.3621	76,860.4231	4.678	$40.2306	3,092,158.3097	4.393	37.7798	2,903,771.4128
7/31/11		45,954.4043	23,303.2777	15,501.2014	64,758.8834	4.678	$40.2308	3,409.917.6863	4.558	39.1988	3,322,446.5186
8/31/11		45,597.7310	23,399.0905	15,380.6203	84,377.6418	4.683	$40.2738	3,398,208.2703	4.568	39.2848	3,314,758.7826
9/30/11		43,080.5019	11,024.9771	15,951.6900	70,057.1690	4.683	$402738	2,521,468.4129	4.568	39.2848	2,762,181.8727
10/31/11		45,304.2284	0.0000	16,755.9185	52,060.1449	4.683	$40.2738	2,499,397.8637	4.578	39.3708	2,443,357.5628
11/30/11		37,869.7542	0.0000	14,302.2090	52,171.9832	4.758	$40.9166	2,134,814.1276	4.686	40.3188	2,103,406.6059
12/31/11		47,527.4329	0.0000	16,031.7585	83,559.1914	4.893	$42.0798	2,574,556.0623	4.808	41.3488	2,826,096.2934
1/31/12		51,990.4402	0.0000	17,537.2157	69,527.6559	4.943	$42.5098	2,955,606.7488	4.903	42.1658	2,931,689.2331
2/29/12		47,954.3718	0.0000	16,175.7880	64,130.1595	4.893	$42.0796	2,698,584.2857	4.863	41.8218	2,682,038.7048
3/31/12		50,186.2628	0.0000	18,928.6566	87,114.9394	4.633	$41.5636	2,789,651.9152	4.783	41.1338	2,760,692.4943
4/30/12		47,049.4440	0.0000	15,670.5372	82,919.9812	4.678	$40.2308	2,531,321.1797	4.433	38.1238	2,398,748.7793
5/31/12		33,795.2519	0.0000	11,399.6840	45,194.9359	4.678	$40.2308	1,816,228.4272	4.393	37.7798	1,707,455.6393
6/30/12		41,733.3989	0.0000	14,077.3621	55,810.7810	4.678	$40.2308	2,245,311.5636	4.393	37.7798	2,108,519.3884
7/31/12		45,954.4043	0.0000	15,501.2014	81,455.6057	4.678	$40.2308	2,472,408.1818	4.558	39.1988	2,408,985.9967
8/31/12		45,597.7310	0.0000	15,380.8203	60,978.6513	4.683	$40.2738	2,455,637.9793	4.568	39.2848	2,396,630.1921
9/30/12		43,080.5019	0.0000	15,951.8900	59,032.1919	4.683	$40.2738	2,377,450.6901	4.568	39.2848	2,319,067.8524

Month	Discount Rate	On-Peak MWhs BECo 1	BECo 2	CECo	Total	Bld Date Gas Price ($/MMBtu)	Bid Date On-Peak Energy Price ($/MWh)	Bid Date On-Peak Energy Cost* ($)	Forward NYMEX Gas Price* ($/MMBtu)	Calculation Date On-Peak Energy Price* ($/MWh)	Calculation Date On-Peak Energy Cost* ($)
						12/1/2003	12/1/2003	12/1/2003	Example	Example	Example
10/31/12		45,304.2284	0.0000	16,755.9185	62,060.1449	4.685	$40.2736	2,499,387.8837	4.578	39.3708	2,443,357.5528
11/30/12		37,869.7542	0.0000	14,302.2090	52,171.9632	4.758	$40.9180	2,134,814.1278	4.688	40.3168	2,103,406.6059
12/31/12		47,527.4329	0.0000	16,031.7585	63,559.1914	4.893	$42.0798	2,674,558.0823	4.808	41.3488	2,820,096.2934
1/31/13		51,990.4402	0.0000	17,537.2157	80,527.8559	4.943	$42.5098	2,955,006.7488	4.903	42.1658	2,931,669.2331
2/28/13		46,300.7725	0.0000	15,618.0022	61,918.7747	4.893	$42.0798	2,606,528.8658	4.863	41.8216	2,589,554.6117
3/31/13		50,186.2826	0.0000	18,928.8588	67,114.9394	4.833	$41.5638	2,789,561.9182	4.783	41.1338	2,760,692.4943
4/30/13		47,049.4440	0.0000	15,870.5372	62,919.9812	4.678	$40.2308	2,531,321.1797	4.433	38.1238	2,398,748.7793
5/31/13		33,795.2519	0.0000	11,399.6840	45,194.8359	4.678	$40.2308	1,818,226.4272	4 393	37.7798	1,707,455.6393
6/30/13		41,733.3989	0.0000	14,077.3621	55,810.7610	4.678	$40.2308	2,245,311.5636	4.393	37.7796	2,108,518.3884
7/31/13		45,964.4043	0.0000	15,501.2014	81,455.8057	4.678	$40.2308	2,472,408.1818	4.558	39.1988	2,408,985.8867
8/31/13		45,597.7310	0.0000	15,380.8203	60,978.5513	4.883	$40.2736	2,455,837.9793	4.568	39.2848	2,395,530.1921
9/30/13		43,060.5019	0.0000	15,951.6900	59,032.1919	4.683	$40.2738	2,377,450.6901	4.588	38.2648	2,319,067.8524
10/31/13		45,304.2284	0.0000	16,755.9165	62,060.1449	4.883	$40.2738	2,499,397.8637	4.578	39.3708	2,443,357.5528
11/30/13		37,869.7542	0.0000	14,302.2090	52,171.9832	4.758	$40.9180	2,134,814.1278	4.688	40.3168	2,103,406.6059
12/31/13		47,527.4329	0.0000	16,031.7585	83,559.1914	4.893	$42.0796	2,674,668.0823	4.808	41.3488	2,628,098.2934
1/31/14		51,990.4402	0.0000	17,537.2157	89,527.6559	4.943	$42.5096	2,955,806.7488	4.903	42.1658	2,931,689.2331
2/28/14		46,300.7725	0.0000	15,818.0022	61,918.7747	4.893	$42.0798	2,605,629.6556	4.863	41.8218	2,569,554.6117
3/31/14		50,186.2826	0.0000	16,928.6568	67,114.9394	4.833	$41.5638	2,789,551.9182	4.783	41.1338	2,780,692.4943
4/30/14		47,049.4440	0.0000	15,870.5372	62,919.9812	4.678	$40.2308	2,531,321.1797	4.433	38.1238	2,398,748.7793
5/31/14		33,795.2519	0.0000	11,399.6840	48,194.9359	4.678	$40.2306	1,818,228.4272	4.393	37.7799	1,707,455.6393
6/30/14		41,733.3969	0.0000	14,077.3821	55,610.7610	4.678	$40.2308	2,245.311.5836	4.393	37.7799	2,106,519.3884
7/31/14		45,954.4043	0.0000	15,501.2014	61,455.6057	4.678	$40.2308	2,472,406.1816	4.558	39.1988	2,408,985.9967
8/31/14		45,597.7310	0.0000	15,380.6203	60,978.5613	4.683	$40.2738	2,455,837.9793	4.568	39.2848	2,395,530.1921
9/30/14		43,060.5019	0.0000	15,951.6900	59,032.1919	4.683	$40.2738	2,377,450.6901	4.568	39.2848	2,319,067.8524
10/31/14		45,304.2284	0.0000	16,755.9165	62,060.1449	4.683	$40.2738	2,499,397.0637	4.578	39.3708	2,443,357.5528
11/30/14		37,869.7542	0.0000	14,302.2090	52,171.9532	4.758	$40.9188	2,134.814.1278	4.688	40.3168	2,103,408.6058
12/31/14		47,527.4328	0.0000	16,031.7565	63,559.1914	4.893	$42.0798	2,674,558.0623	4.808	41.3488	2,628,096.2834
1/31/15		51,990.4402	0.0000	17,537.2157	69,527.6559	4.943	$42.5096	2,955,606.7468	4.003	42.1658	2,931,689.2331
2/28/15		46,300.7725	0.0000	15,618.0022	81,918.7747	4.893	$42.0798	2,605,529.8556	4.853	41.8218	2,589,554.8117
3/31/15		50,186.2626	0.0000	16,928.6566	67,114.9394	4.833	$41.5638	2,789,551.8182	4.783	41.1338	2,780,692.4943
4/30/15		47,049.4440	0.0000	15,870.5372	62,919.9612	4.678	$40.2308	2,531,321.1797	4.433	38.1238	2,396,748.7733
5/31/15		33,795.2519	0.0000	11,399.6840	45,194.9359	4.678	$40.2306	1,818,228.4272	4.393	37.7798	1,707,455.6393
6/30/15		41,733.3999	0.0000	14,077.3821	55,810.7610	4.678	$40.2306	2,245,311.5638	4.393	37.7798	2,106,519.3884
7/31/15		45,954.4043	0.0000	15,501.2014	61,455.6057	4.678	$40.2306	2,472,408.1818	4.558	39.1988	2,408,985.9967
8/31/15		45,597.7310	0.0000	15,380.8203	60,978.5513	4.693	$40.2738	2,455,837.9793	4.568	39.2648	2,395,530.1921
9/30/15		43,080.5019	0.0000	15,951.6800	59,032.1919	4.683	$40.2738	2,377,450.6901	4.568	39.2846	2,319,067.8524
10/31/15		45,304.2284	0.0000	16,755.9165	62,080.1448	4.883	$40.2738	2,499,397.8637	4.578	39.3708	2,443,357.5528
11/30/15		37,869.7542	0.0000	14,302.2090	52,171.9632	4.758	$40.9188	2,134,614.1278	4.688	40.3168	2,103,406.8058
12/31/15		47,527.4328	0.0000	16,031.7585	83,558.1914	4.893	$42.0798	2,674,658.0623	4.808	41.3488	2,626,096.2934
1/31/16		51,990.4402	0.0000	17,537.2157	89,527.6559	4.943	$42.5096	2,955,806.7456	4.903	42.1858	2,931,689.2331
2/29/16		47,864.3715	0.0000	16,175.7890	64,130.1595	4.893	$42.0798	2,698,564.2657	4.883	41.8218	2,682,038.7046
3/31/16		50,186.2826	0.0000	16,928.6568	67,114.9394	4.833	$41.5638	2,789,561.9182	4.783	41.1338	2,780,692.4943
4/30/16		47,049.4440	0.0000	15,870.5372	82,919.9612	4.670	$40.2308	2,531,321.1797	4.433	38.1238	2,396,748.7793
5/31/16		33,795.2519	0.0000	11,399.6940	45,194.8359	4.678	$40.2308	1,818.228.4272	4.393	37.7796	1,707,455.6393
6/30/16		41,733.3988	0.0000	14,077.3821	55,810.7810	4.678	$40.2308	2,245,311.5836	4.393	37.7798	2,108,519.3884
7/31/16		45,954.4043	0.0000	15,501.2014	81,455.6057	4.578	$40.2308	2,472,406.1818	4.558	39.1988	2,408,985.9967
8/31/16		45,597.7310	0.0000	15,360.8203	60,976.5513	4.683	$40.2738	2,455,837.9793	4.568	39.2848	2,395,530.1921
9/30/16		21,011.8422	0.0000	8,507.5680	29,519.4102	4.683	$40.2738	1,168,658.8225	4.568	39.2848	1,159,684.1258

SCHEDULE 1.5

CALCULATION DATE ADJUSTED BID PRICE AMOUNT

SCHEDULE 2.2(b)(iii)

FORM OF COLLATERAL ASSIGNMENT

AFFIRMATION OF CONSENT

TO

COLLATERAL ASSIGNMENT

Reference is made to (a) the Consent and Agreement dated as of June 28, 1989 (the “Consent”) between Boston Edison Company (“BECo”) and the Chase Manhattan Bank (National Association) as agent (the “Agent”), and accepted by Northeast Energy Associates, a Limited Partnership (“Northeast”), (b) the Accommodation Agreement dated as of June 28, 1989 (the “Accommodation Agreement”) among Northeast, the Agent, BECo and certain other parties, (c) the Confirmation Agreement dated September 16, 1994 (the “Confirmation Agreement”) between BECo, NEA and State Street Bank and Trust Company as collateral agent (the Collateral Agent”) and (d) the confirmation letter dated December 1, 1994 (the “Confirmation Letter”) between BECo and the Collateral Agent.

BECo hereby affirms and agrees as follows:

(a) The Consent, Accommodation Agreement, Confirmation Letter and Confirmation Agreement shall remain in full force and effect following the “Effective Date” of the Amended and Restated Power Purchase Agreement (as such term is defined in that agreement).

(b) Upon the Effective Date, all references in Paragraphs 3, 4(c), 4(d), 4(f), 4(j), 5, 6, 7, 8, 9, 10, 11 and 12 of the Consent to the “Power Purchase Agreement” shall mean the Amended and Restated Power Purchase Agreement and all references to the “Power Purchase Agreements” shall mean the Amended and Restated Power Purchase Agreements.

(c) Upon the Effective Date, all references in Articles 4 and 5 and Appendix A of the Accommodation Agreement to the “Power Sale Agreements,” “Commonwealth Agreements” and “Edison Agreements” shall mean the Amended and Restated Power Purchase Agreements.

The provisions hereof shall be governed by the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, BECo has caused this agreement to be executed as of the date set forth below.

BOSTON EDISON COMPANY

By:
Name:
Title:

Dated:

AGREED:

NORTHEAST ENERGY ASSOCIATES, A LIMITED PARTNERSHIP

By Northeast Energy LP Its General Partner

By ESI Northeast Energy GP Inc. Its Administrative General Partner

By:
Authorized Representative

SCHEDULE 2.2(b)(iv)

FORM OF MUTUAL RELEASE

Schedule 2.2(b)(iv) to Execution Agreement

MUTUAL RELEASE

THIS MUTUAL RELEASE (“Release”) is made as of                     , 2004, by and between Boston Edison Company, a Massachusetts corporation (the “Utility”), and Northeast Energy Associates, A Limited Partnership, a Massachusetts limited partnership (“NEA”). The Utility and NEA are individually referred to herein as a “Party” and are collectively referred to herein as the “Parties”).

Recitals

A. NEA owns a nominal 300 MW natural gas-fired electricity and steam generating plant located in Bellingham, Massachusetts (the “Facility”).

B. BECO and NEA are parties to (1) a certain Power Purchase Agreement dated April 1, 1986, as amended as of the Effective Time (as defined herein), pursuant to which BECO purchases from NEA a portion of the Facility’s capacity and associated energy, and (2) a certain Power Purchase Agreement dated January 28, 1988, as mended as of the Effective Time, pursuant to which BECO purchases from NEA a portion of the Facility’s capacity and associated energy (each of (1) and (2), singly, a “Power Purchase Agreement,” and collectively, the “Power Purchase Agreements”).

C. BECO and NEA desire to amend and restate each of the Power Purchase Agreements, and contemporaneously herewith, are entering into amended and restated power purchase agreements for each of the Power Purchase Agreements (collectively, the “Amended and Restated Power Purchase Agreements”).

D. In connection with entering into the Amended and Restated Power Purchase Agreements, BECO and NEA, pursuant to all terms, conditions and provisions of this Release, desire to release each other from obligations arising prior to the Effective Time under the Power Purchase Agreements.

Agreement

NOW, THEREFORE, in consideration of the premises, the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereby, agree as follows:

1. Effective Time of Release. This Release shall be effective as of the Effective Time (the “Effective Time”) as such term is defined in that certain Bellingham Execution Agreement dated as of                     , 2004 by and among the Utility, NEA, and Commonwealth Electric Company (the “Execution Agreement”).

2. Releases.

(a) Except as provided in Section 2(b) hereof, each Party (the “Releasing Party”), intending to be legally bound on behalf of themselves, their past, present and future parents, subsidiaries, Affiliates, successors, predecessors, assigns, directors, officers, agents, attorneys, employees (acting in their capacity as such), members, partners and representatives ABSOLUTELY, IRREVOCABLY AND

UNCONDITIONALLY, FULLY AND FOREVER ACQUIT, RELEASE AND DISCHARGE AND COVENANT NOT TO SUE the other Party (the “Released Party”) and any and all of its past, present and future parents, subsidiaries, Affiliates, successors, predecessors, assigns, directors, officers, agents, attorneys, employees (acting in their capacity as such), members, partners and representatives (i) from or with respect to any and all Claims (as hereinafter defined) that the Releasing Party ever had, now has or hereafter can, shall or may have arising out of or in connection with the execution, performance or nonperformance or assignment of the Power Purchase Agreements and the sale and purchase of electric energy and capacity from the Facility up to the Effective Time and (ii) from or with respect to any and all Claims whether in law or equity and whether arising in contract (including breach), tort or otherwise, and irrespective of fault, negligence or strict liability that the Releasing Party ever had, now has or hereafter can, shall or may have arising out of or in connection with any business or activities of the Released Party, including activities associated with the Facility or relating to the Power Purchase Agreements and the sale and purchase of electric energy and capacity from the Facility up to the Effective Time. For purposes of this Release, “Claims” shall mean all claims, causes of action, demands, obligations, charges, complaints, controversies, damages, liabilities, costs, expenses (including, without limitation, interest penalties and attorneys’ fees and disbursements), judgments, guarantees, agreements or defaults of every and any nature.

(b) The Releases set forth in this Section 2 will not apply with respect to any electric energy or capacity delivered by NEA to the Utility under the Power Purchase Agreements for which NEA has not been compensated by the Utility as of the Effective Time or as to which NEA owes refunds or credits to the Utility as of the Effective Time.

3. Representations and Warranties of the Utility. The Utility hereby represents and warrants as of the Effective Time that:

(a) Authority. The Utility is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has all requisite corporate power and authority to enter into and be bound by the terms of this Release. The execution and delivery of, and the performance by the Utility of its obligations under, this Release have been duly and validly authorized by all necessary corporate action of the Utility. This Release has been duly and validly executed and delivered by the Utility and constitutes a valid and binding obligation of the Utility, enforceable against the Utility in accordance with its terms, except as such enforceability may be limited by law or principles of equity.

(b) No Conflicts. The execution and delivery of this Release will not (i) violate or conflict with any provisions of the Utility’s articles of organization or bylaws, (ii) violate, conflict with or result in the breach or termination of any material agreement or instrument to which the Utility is a party or (iii) violate or conflict with (or require any filing, consent, or similar action under) any law, rule, regulation, judgment, order, injunction, decree or award that applies to or binds the Utility or its property.

(c) Litigation. There is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or, to the knowledge of the Utility, threatened against or relating to this Release, which could reasonably be expected to (i) have a material adverse effect on this Release or (ii) prevent the performance by the Utility of its obligations under this Release.

(d) Consents and Approvals. The execution, delivery and performance by the Utility of its obligations under this Release does not and, under existing facts and law, will not, require any approval,

consent, permit, license or other authorization of, or filing or registration with, or any other action by, any person or entity which has not been duly obtained, made or taken, and all such approvals, consents, permits, licenses, authorizations, filings, registrations and actions are in full force and effect, final and non-appealable.

(e) Assignments. The Utility has not assigned nor otherwise transferred its rights or obligations under either of the Power Purchase Agreements to any third party.

(f) No Default. Neither the Utility nor, to the best of the Utility’s knowledge, NEA is in default under either of the Power Purchase Agreements, and no condition exists that, with the passage of time, the giving of notice, or both, would constitute any such default.

(g) Negotiations. The terms and provisions of this Release are the result of arm’s length and good faith negotiations on the part of the Utility.

4. Representations and Warranties of NEA. NEA hereby represents and warrants as of the Effective Time that:

(a) Authority. NEA is a limited partnership validly formed and validly existing under the laws of the Commonwealth of Massachusetts and has all requisite partnership power and authority to be bound by the terms of this Release. The execution and delivery of, and the performance by NEA of its obligations under, this Release have been duly and validly authorized by all necessary partnership action of NEA. This Release has been duly and validly executed and delivered by the Utility and constitutes a valid and binding obligation of NEA, enforceable against NEA in accordance with its terms, except as such enforceability may be limited by law or principles of equity.

(b) No Conflicts. The execution and delivery of this Release will not (i) violate or conflict with any provisions of NEA’s formation or governance documents, (ii) violate, conflict with or result in the breach or termination of any material agreement or instrument to which NEA is a party or (iii) violate or conflict with (or require any filing, consent, or similar action under) any law, rule, regulation, judgment, order, injunction, decree or award that applies to or binds NEA or its property.

(c) Litigation. There is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or, to the knowledge of NEA, threatened against or relating to this Release, which could reasonably be expected to (i) have a material adverse effect on this Release or (ii) prevent the performance by NEA of its obligations under this Release.

(d) Consents and Approvals. The execution, delivery and performance by NEA of its obligations under this Release does not and, under existing facts and law, will not, require any approval, consent, permit, license or other authorization of, or filing or registration with, or any other action by, any person or entity which has not been duly obtained, made or taken, and all such approvals, consents, permits, licenses, authorizations, filings, registrations and actions are in full force and effect, final and non-appealable.

(e) Assignments. Except for such assignments that have been made in connection with the financing of the Facility, NEA has not assigned nor otherwise transferred its rights or obligations under either of the Power Purchase Agreements to any third party.

(f) No Default. Neither NEA nor, to the best of NEA’s knowledge, the Utility is in default under either of the Power Purchase Agreements, and no condition exists that, with the passage of time, the giving of notice, or both, would constitute any such default.

(g) Negotiations. The terms and provisions of this Release are the result of arm’s length and good faith negotiations on the part of NEA.

5. Governing Law. This Release shall be governed by, and construed and enforced in accordance with, the internal laws of the Commonwealth of Massachusetts. All disputes arising between the Parties concerning the construction or enforcement of this Release that the Parties are unable to settle between themselves shall be submitted to a trial by judge. The Parties hereby waive any rights to a trial by jury. All proceedings shall be held in Massachusetts.

6. Assignment. This Release shall be binding upon and inure to the benefit of the respective administrators, representatives, successors and permitted assigns of the Parties.

7. Entire Agreement. As of the Effective Time, this Release, the Execution Agreement and the Amended and Restated Power Purchase Agreements between the Parties constitute the entire agreement between the Parties with respect to the release of each of the Parties’ Claims under the Power Purchase Agreements. All prior communications between or involving the Parties, whether oral or written, pertaining to or made in connection with this Release are void, shall have no binding force or effect and are replaced in their entirety by this Release.

8. Notices. Any notice or communication given pursuant hereto shall be in writing and (a) delivered personally (personally delivered notices shall be deemed given upon written acknowledgment of receipt after delivery to the address specified or upon refusal of receipt); (b) mailed by registered or certified mail, postage prepaid (mailed notices shall be deemed given on the actual date of delivery, as set forth in the return receipt, or upon refusal of receipt); (c) e-mailed (e-mailed notices shall be deemed given upon actual receipt) or (d) delivered in full by telecopy (telecopied notices shall be deemed given upon actual receipt), in either case addressed or telecopied as follows or to such other addresses or telecopy numbers as may hereafter be designated by either Party to the other in writing:

If to NEA:

Northeast Energy Associates, A Limited Partnership

c/o Northeast Energy LP

c/o ESI Northeast Energy GP, Inc.

Its Administrative General Partner

700 Universe Blvd.

P.O. Box 14000

Juno Beach, FL 33408

Attention: Business Manager

Facsimile: 561-304-5161

with a copy to:

Tractebel Power, Inc.

1990 Post Oak Blvd

Suite 1900

Houston, TX 77056

Attention: General Counsel

Facsimile: 713-636-1858

If to the Utility:

Boston Edison Company

One NSTAR Way, NE 220

Westwood, MA 02090-9230

Attention: Ellen K. Angley, Vice President, Energy Supply and Transmission

Facsimile: (781) 441-8078

with a copy to:

Legal Department

NSTAR Electric & Gas Corporation

800 Boylston Street

Boston, Ma 02109

Attention: T.N. Cronin, Assistant General Counsel

Facsimile: (617) 424-2733

9. Counterparts. This Release may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Reminder of this page intentionally left blank; next page is signatory page]

IN WITNESS WHEREOF, each Party has caused this Release to be executed by its duly authorized officer or representative, as applicable, as of the date first above written.

Boston Edison Company

By:
Name:
Title:

NORTHEAST ENERGY ASSOCIATES, A LIMITED PARTNERSHIP

By Northeast Energy LP Its General Partner

By ESI Northeast Energy GP Inc. Its Administrative General Partner

By:
Authorized Representative

SCHEDULE 3.5

UTILITY BROKER/AGENT

Concentric Energy Advisors, Inc.

SCHEDULE 4.5

NEA BROKER/AGENT

None.

SCHEDULE 5.3

INTERIM PERIOD DELIVERIES

Interim Period Delivery Points

Interim Period Delivery Point Power Purchase Agreement	Medway115 BECo A	Bellingharn Bus132 BECo B	Sandwich 115 CECo 1	Sandwich 115 CECo 2
Interim Period On-Peak Energy Price ($/MWh)

Month	Medway 115	Bellingham Bus 132	Sandwich 115
April-04	45.1846	43.9375	43.7705
May-04	48.8668	47.5389	47.3583
June-04	50.8410	49.4597	49.2718
July-04	58.7387	57.1427	56.9256
August-04	58.7387	57.1427	56.9256
September-04	48.8668	47.5389	47.3583
October-04	47.8794	46.5785	46.4016
November-04	47.8794	46.5785	46.4016
December-04	49.8538	48.4993	48.3150
January-05	57.4232	55.8630	55.6508
February-05	55.5739	54.0639	53.8585
March-05	48.4982	47.1805	47.0012

Interim Period On-Peak Delivery Quantities (MWh)

Interim Period On-Peak Delivery Quantities (MWh)

Month	BECo A	BECo B	CECo 1	CECo 2	Total
April-04	50,896.2705	31,677.9430	9,333.6964	7,840.3180	99,746.2279
May-04	13,650.7412	8,496.2493	2,503.3637	2,102.8289	26,753.1831
June-04	46,327.9168	23,363.4368	8,493.0208	7,134.1248	85,318.4992
July-04	43,115.7552	22,301.4624	7,904.1648	6,639.4944	79,960.6768
August-04	45,486.1792	23,363.4368	8,338.7040	7,004.5184	84,192.8384
September-04	40,388.3088	22,301.4624	8,176.6944	6,868.4112	77,734.8768
October-04	38,288.8128	27,726.0816	7,794.8640	6,547.6992	80,357.4576
November-04	43,433.1744	30,172.5984	8,793.1536	7,386.2208	89,785.1472
December-04	53,802.4832	33,046.1792	9,863.2832	8,285.1520	104,997.0976
January-05	50,412.0288	30,635.9760	9,241.7472	7,763.0448	98,052.7968
February-05	47,338.3680	28,878.0480	8,678.2720	7,289.7280	92,184.4160
March-05	53,297.1824	32,890.4416	9,770.6576	8,207.3568	104,165.6384

Interim Period Off-Peak Delivery Quantities (MWh)

Interim Period Off-Peak Delivery Quantities (MWh)

Month	BECo A	BECo B	CECo 1	CECo 2	Total
Aprtl-04	53,209.7373	33,117.8495	9,757.9553	8,196.6960	104,282.2381
May-04	18,087.2321	11,257.5303	3,316.9568	2,786.2484	35,447.9676
June-04	48,433.7312	24,425.4112	8,879.0672	7,458.4032	89,196.6128
July-04	52,354.8458	27,060.3472	9,597.9144	8,062.2432	97,095.3504
August-04	50,655.0632	26,018.3728	9,286.2840	7,800.4864	93,760.2064
September-04	46,158.0672	25,487.3856	9,344.7936	7,849.6128	88,639.8592
October-04	46,493.5584	33,667.3848	9,465.1920	7,950.7776	97,576.9128
November-04	49,637.9136	34,482.9696	10,049.3164	8,441.3952	102,611.5968
December-04	54,972.1024	33,764.5744	10,077.7024	8,465.2640	107,279.6432
January-05	61,214.6064	37,200.8280	11,222.1216	9,426.5544	119,064.1104
February-05	52,072.2048	31,765.8528	9,546.0992	8,018.7008	101,402.8576
March-05	54,455.8168	33,605.4512	9,983.0632	8,385.7776	106,430.1088

Schedule 5.3 continued

Interim Period Delivery Rate (MWh/h)

Interim Period Delivery Schedule MWh/h

Month	BECo A	BECo B	CECo 1	CECo 2	Total
April-04	144.5917	89.9942	26.5162	22.2736	283.3757
May-04	42.8586	26.5508	7.8230	6.5713	83.6037
June-04	131.6134	66.3734	24.1279	20.2874	242.3821
July-04	128.3207	66.3734	23.5243	19.7604	237.9788
August-04	129.2221	68.3734	23.6895	19.8992	239.1842
September-04	120.2033	66.3734	24.3354	20.4417	231.3538
October-04	113.9548	82.5161	23.1990	19.4872	239.1591
November-04	129.2654	89.7994	26.1701	21.9828	267.2177
December-04	146.2024	89.7994	26.8024	22.5140	285.3182
January-05	150.0358	91.1785	27.5052	23.1043	291.8238
February-05	147.9324	90.2439	27.1196	22.7804	266.0763
March-05	144.8293	89.3762	28.5507	22.3026	283.0588

Interim Period Support Payment Rate ($/MWh)

Interim Period Support Payment Rate ($/MWh)

Month	BECo A	BECo B	CECo 1	CECo 2
April-04	28.5286	87.9687	53.9503	77.3211
May-04	93.5786	288.5524	178.9662	253.8266
June-04	31.3416	119.2747	59.2905	84.9750
July-04	31.1091	115.4271	58.8502	84.3438
August-04	30.8920	115.4271	58.4398	83.7555
September-04	34.3169	119.2747	58.7860	84.2504
October-04	35.0309	92.8438	59.6754	85.5282
November-04	31.9111	88.1595	54.6637	78.3441
December-04	27.3042	85.3156	51.6524	74.0280
January-05	19.2606	70.4632	31.7633	59.9200
February-05	21.8275	78.8208	35.6665	67.2832
March-05	19.9530	71.8841	32.9052	62.0739